AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO

COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY

OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE

COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT

CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY

THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,

SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR

QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO

SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A

NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S

SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE

OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE

OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 26, 2020

Sugarfina Corporation

1700 E Walnut Ave., Suite 500

El Segundo, CA 90245

(855) 784-2734

www.sugarfina.com

UP TO 2,750,000 SHARES OF COMMON STOCK (1)

SEE “SECURITIES BEING OFFERED” AT PAGE 56

	Price to Public		Underwriting Discounts and Commissions(3)	Proceeds to Issuer
Per share/unit	$10.00	(2)	$0.35	$9.65
StartEngine Investor Fee Per Share	$0.35		$--	$--
Price Per Share Plus Investor Fee	$10.35		$0.35	$9.65
Total Maximum(4)	$25,875,000.00		$875,000.00	$24,125,000.00

(1)	The Company is offering up to 2,500,000 shares of Common Stock, plus up to 250,000 additional shares of Common Stock eligible to be issued as Bonus Shares (as defined in this Offering Circular) to investors based upon investment level, see “Plan of Distribution.”

(2)	Does not include effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see “Plan of Distribution.”

(3)	The Company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as an underwriter of this offering as set forth in “Plan of Distribution” and its affiliate StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this offering. The Company will pay a cash commission of 3.5% to StartEngine Primary on sales of the Common Stock, and the Company will issue warrants for StartEngine Primary to purchase up to 2% of the Common Stock sold through StartEngine Primary (excluding bonus shares) at an exercise price of $10.00 per share. The Company will also pay a $15,000 advance fee for accountable out of pocket expenses actually anticipated to be incurred by StartEngine Primary. Any unused portion of this fee not actually incurred by StartEngine Primary will be returned to the Company. FINRA fees will be paid by the Company. This does not include processing fees paid directly to StartEngine Primary by investors. See “Plan of Distribution” on page 58 for details of compensation payable to third parties in connection with the offering.

(4)	Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription, up to a maximum of $700 per investor. This fee will be refunded in the event the Company does not raise any funds in this offering. See “Plan of Distribution” for additional discussion of this processing fee. Assuming the offering is fully-subscribed and all investors invest $20,000 or less, investors would pay StartEngine Primary total processing fees of $875,000.00. This amount is included in the Total Maximum offering amount since it counts towards the rolling 12-month maximum offering amount that the Company is permitted to raise under Regulation A. However, it is not included in Proceeds to Issuer.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $300,000, not including commissions or state filing fees.

This offering (the “offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the Company at its sole discretion.

The Company has engaged Prime Trust, LLC as agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. There is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company.

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Investors in this offering will grant a proxy to the Company’s CEO to vote their shares on all matters put to a vote of the stockholders. In addition, the current holder of Common Stock owns 100% of the voting power of the Company and, assuming a fully-subscribed offering and issuance of all bonus shares, will continue to own approximately 82% of the voting power of all of the Company’s equity stock at the conclusion of this offering and therefore control the board. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act of 1934 covering the Common Stock or five years after the execution of the subscription agreement in connection with this offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE  OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 10.

Sales of these securities will commence on approximately [date].

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “the Company” refers to Sugarfina Corporation (formerly Sugarfina Holdings LLC) and its consolidated subsidiaries.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-goldenparachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

Sugarfina Corporation and its four subsidiaries, Sugarfina USA LLC, Sugarfina Global LLC, Sugarfina Global Canada Ltd, and Sugarfina IP LLC, operate an upscale, luxury candy brand for adults through its e-commerce platform, wholesale retail accounts, corporate gifting offerings, and retail boutiques in North America, located in major cities such as Los Angeles, New York, Boston, Vancouver, and Toronto. As of June 27, 2020, the Company operated 21 retail boutiques with 6 in Canada and 15 in the United States, including its shop-within-a-shops in Nordstrom. As of October 21, 2020, the Company has signed leases for 4 more retail stores in the greater Los Angeles area, which it plans to open before the end of the year.

We acquire our unique candy products and our distinctive packaging from global manufacturers on a purchase order basis. Our candies and packaging are then sent to a facility in Tijuana, Mexico for assembly as finished product before shipping to a third party logistics center in San Diego and our two warehouses for distribution and fulfillment. Our products are sold at price points ranging from $7.50 up to $195 through four primary channels – our retail stores, our wholesale channel including such stores as Nordstrom, Paper Source, Macy’s, and Bloomingdale’s, our e-commerce site and our corporate gifting offering. The Company also has two franchise stores located in Hong Kong and one in Mexico City. Our business model is based on building brand awareness through these channels and by developing our own signature products and packaging that are trademark and copyright protected.

On September 6, 2019, Sugarfina, Inc. (the “Predecessor”) filed voluntary petitions for relief under Chapter 11 (“Chapter 11 Proceedings”) of the U.S. Bankruptcy Code in Delaware. Bristol Luxury Group, LLC (“BLG”), acquired substantially all of the Predecessor’s assets, including the assumption of certain liabilities, pursuant to an asset purchase agreement for consideration of $15,125,000, including cash and a 20% membership interest in Sugarfina Holdings LLC, (the “Successor”). BLG installed new management at the Successor and commenced operations on November 1, 2019. On June 8, 2020, BLG acquired the 20% minority interest held by Predecessor, making BLG the controlling stockholder with 100% ownership of the Successor.

The plan of reorganization was submitted to the bankruptcy court in March 2020. The bankruptcy court confirmed the plan of reorganization on May 13, 2020, and the plan was consummated on May 28, 2020. Accordingly, the Successor’s consolidated financial statements include the operations of the Predecessor for the periods January 1 through October 31, 2019, and for the entire fiscal year ended December 31, 2018. Successor’s financial statements cover the periods from November 1 through December 31, 2019, and the six month period beginning January 1, 2020 through June 27, 2020. See Note 2 “Summary of Significant Accounting Policies – Chapter 11 Proceedings” to the financial statements.

On September 26, 2020, Successor reincorporated from a Delaware limited liability company into a Delaware corporation named Sugarfina Corporation (“Sugarfina” or, together with its consolidated subsidiaries, the “Company”). Otherwise, the ownership and management of the Company and Successor remain the same.

The Offering

Securities offered	Maximum of 2,500,000 shares of Common Stock, plus an additional 250,000 shares of Common Stock may be offered as Bonus Shares. See “Plan of Distribution.”
Common Stock Outstanding before the offering	12,500,000 Shares
Common Stock Outstanding after the offering (assuming a fully-subscribed offering) (1)	15,250,000 Shares
Use of Proceeds (2)	The net proceeds of this offering will be used primarily for working capital, product development, brand marketing, development of a new centralized warehouse, fees and issuance costs, and to repay working capital advances made by Bristol Luxury Group LLC to the Company.

(1)	Assumes the Company raises $25,000,000 in this offering and issues all available Bonus Shares.

(2)	Bristol Luxury Group LLC (“BLG”) owns 100% of the Successor Company’s outstanding Common Stock and thus controls the Successor and will control the Company. BLG is 41.17% owned by Bristol Investment Fund, Ltd. (“BIF”), and 41.17% owned by Vendome Trust. Paul L. Kessler, as manager of the investment advisor (Bristol Capital Advisors, LLC) to BIF, has the power to vote and dispose of the interests held by BIF. BIF is indirectly majority owned by Bristol Capital, LLC, a company beneficially owned and controlled by Diana Derycz-Kessler and Paul L. Kessler. The trustees of the Vendome Trust are Diana Derycz-Kessler and Paul L. Kessler. Scott LaPorta separately owns 2% of BLG. Mr. LaPorta is the CEO and a director of the Company and Mr. Kessler and Ms. Derycz-Kessler sit on the Company’s board of directors.

Selected Risks Associated with Our Business

•	All of our assets are pledged as collateral to our lender, BLG;

•	We have an amount of debt that may be considered significant for a company of our size;

•	We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful;

•	If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales or achieve profitability;

•	We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue;

•	Our results of operations may be negatively impacted by the coronavirus outbreak;

•	We rely on third-party suppliers and manufacturers to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity;

•	The loss of, or disruption in, our relationship with the plant that assembles our packaging, packs our products and ships them to our warehouses for distribution could have a material adverse effect on our business and operations;

•	If we are unable to protect our intellectual property rights, our financial results may be negatively impacted;

•	We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors in this offering;

•	We may not be able to pay dividends on our Common Stock for a long time if ever;

•	The Company is controlled by two of its current directors;

•	Investors will have no ability to impact or otherwise influence corporate decisions of the Company;

•	The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor;

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement; and

•	There is no current market for our Common Stock and so you may not be able to sell yours shares.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business

All of our assets are pledged as collateral to our lender, BLG.

On October 31, 2019, Sugarfina Holdings LLC (the “Successor”) acquired certain assets and liabilities of Sugarfina, Inc. (“the Predecessor”) out of Chapter 11 bankruptcy in the State of Delaware. To fund the asset purchase the Successor signed a Secured Promissory Note (the “Note”) as debtor to Bristol Luxury Group LLC (“BLG”) in the amount of $15,000,000 at an interest rate of 12% per annum. BLG owns 100% of the Successor and formed a new management team. On September 26, 2020, Successor converted to a Delaware corporation named Sugarfina Corporation (the “Company”). Under the terms of the Note, the Company may borrow, prepay and reborrow funds under the Note in one or more loans up to the maximum of $15 million. The majority owners of BLG are Bristol Investment Fund, Ltd. (which owns 41.17% of BLG) and Vendome Trust (which owns 41.17% of BLG). Together, BIF and Vendome Trust own 82.34% of BLG. Paul L. Kessler, as manager of the investment advisor to BIF, has the power to vote and dispose of the interests held by BIF. Paul L. Kessler and Diana Derycz-Kessler, as trustees of the Vendome Trust, have the power to vote and dispose of the membership interest held by Vendome Trust. Paul L. Kessler and Diana Derycz-Kessler also sit on the Company’s board of directors. Also, Scott LaPorta, current CEO and director of the Company owns 2% of BLG directly. Mr. LaPorta was also CEO of the Successor when it entered into the debt agreement with BLG and continues to serve as CEO of the Company. See also “Interest of Management and Others in Certain Transactions.”

Under the terms of the agreement, the debt is secured by a first priority interest in the collateral specified in the Security Agreement. This means that if the Company were to declare bankruptcy BLG and its holders would be paid first before the Company’s stockholders would receive anything. At the time of this offering, the Company is also liable for $2,000,000 debt in the form of a loan from the Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”), which would also be given priority over the Company’s stockholders if that loan is not otherwise forgiven under the terms of the PPP.

We have an amount of debt that may be considered significant for a company of our size, and we may incur additional debt in the future, which may materially and adversely affect our business, financial position, results of operations and cash flows.

Our current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources that may be dilutive to existing stockholders. We cannot assure you that we will be able to obtain additional funds on commercially reasonable terms, if at all.

As of June 27, 2020 we had $16,241,085 of outstanding indebtedness under the Note (see above). On April 8, 2020, Sugarfina USA LLC, a wholly-owned subsidiary of the Company, applied for and was granted a loan under the PPP in the amount of $2,000,000 through JPMorgan Chase Bank, N.A., for the purpose of covering the Company’s payroll, lease payments and utilities. The loan has a maturity date of April 8, 2022, with an annual interest rate of 0.98%. Under the terms of the loan, Sugarfina has a six month deferral period. We believe that the $2,000,000 PPP loan will be forgiven in its entirety based on the federally issued guidelines for use of proceeds and forgiveness. Our debt level could limit our ability to obtain additional financing and could have other important negative consequences, including:

•	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and accelerations of such indebtedness;

•	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

•	limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete;

•	place us at a possible competitive disadvantage relative to less leveraged competitors and competitors that have better access to capital resources; and

•	limit our ability to react to competitive pressures or make it difficult for us to carry our capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations. Additionally, if we are unable to secure financing on commercially reasonable terms, if at all, our business, financial position, results of operations and cash flows may be materially and adversely affected.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

On October 31, 2019, in connection with commencement of the Successor and the closing of the asset purchase agreement, BLG provided the Successor a cash injection of $1,600,000 for use as working capital. Of this cash injection, $1,420,000 was recognized as equity and the remaining $180,000 was recorded in accounts payable, without any further documentation, to be used as working capital. The funds in accounts payable will be repaid as operations allow. In August 2020, BLG provided the Successor another cash injection of $1,000,000 for working capital on the same terms and recorded in accounts payable in the same manner as the $180,000. See also “Interest of Management and Others in Certain Transactions.”

Our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide economic slowdown make it more difficult for us to refinance our indebtedness on favorable terms, or at all. In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Our success depends on our ability to uphold the reputation of our brand, which will depend on our product quality, the effectiveness of our marketing, and our customer experience.

We believe that our brand image and brand awareness is vital to the success of our business. We also believe that maintaining and enhancing our brand image, particularly in new markets where we have limited brand recognition, is important to maintaining and expanding our customer base. As we execute our growth strategy, our ability to successfully expand into new markets or to maintain the strength and distinctiveness of our brand image in our existing markets will be adversely impacted if we fail to connect with our target customer. Among other things, we rely on social media platforms, such as Instagram and Twitter, to help implement our marketing strategies and promote our brand. Our brand and reputation may be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, if we fail to deliver innovative and high-quality products acceptable to our customers, or if we face a product recall. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.

In the event we experience an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of outsourcing the production and manufacturing of our candies, chocolates, and packaging, including assembly of those products and related packaging. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales or achieve profitability.

Our success depends on our ability to timely identify and originate product trends as well as to anticipate and react to changing consumer demands. All of our products are subject to changing consumer preferences and we cannot predict such changes with any certainty. Product trends in the confectionery market can change rapidly. We will need to anticipate, identify and respond quickly to changing trends and consumer demands in order to provide the merchandise our customers seek and maintain our brand image. If we cannot identify changing trends in advance, fail to react to changing trends or misjudge the market for a trend, our sales could be adversely affected and we may be faced with a substantial amount of unsold inventory or missed opportunities. As a result, we may be forced to mark down our merchandise in order to dispose of slow moving inventory, which may result in lower profit margins, negatively impacting our financial condition and results of operations.

Even if we are successful in anticipating consumer demands, our ability to adequately react to and execute on those demands will in part depend upon our continued ability to develop and introduce fashionable and functional, high-quality products. If we fail to design products in the categories and tastes that consumers want, demand for our products could decline and our brand image could be negatively impacted. Our failure to effectively introduce new products and enter into new product categories that are accepted by consumers could result in excess inventory, inventory write-downs, decreases in gross margins and a decrease in net revenues, which could have a material adverse effect on our financial condition.

Our future results may be adversely affected if we are unable to implement our strategic plan and growth initiatives.

Our ability to succeed in our strategic plan and growth initiatives will require significant capital investment and management attention, which may result in the diversion of these resources from our core business and other business issues and opportunities. Any new initiative is subject to certain risks, including customer acceptance, competition, ramp-up time of future projects, product differentiation, challenges with respect to material sourcing, and/or the ability to attract and retain qualified management and other personnel. The design, development and construction of our planned innovation and product line expansion, brand and digital marketing, working capital investment and the development of a centralized distribution center will put pressure on our managerial, financial, operational and other resources. We cannot assure you that we will be able to locate suitable facilities or suppliers on commercially acceptable terms in accordance with our expansion plans, nor can we assure you that such centers, when opened, will prove viable or successful. There can be no assurance that we will be able to develop and successfully implement our strategic plan and growth initiatives to a point where we will become and/or continue to be profitable or generate positive cash flow. If we cannot successfully execute our strategic plan and growth initiatives, our financial condition and results of operations may be adversely impacted.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.

The market for confectionery is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of candies, chocolates and other products, including large, diversified confectionery companies with substantial market share and established companies expanding their production and marketing of candies, chocolates and other confectionery. Many of our competitors are large confectionery companies with strong worldwide brand recognition. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

•	quickly adapting to changes in customer tastes or consumer preferences;

•	discounting excess inventory that has been written down or written off;

•	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and

•	engaging in lengthy and costly intellectual property and other disputes.

Our inability to compete successfully against our competitors and maintain our gross margin could have a material adverse effect on our business, financial condition and results of operations.

We face inventory risk. If we fail to accurately predict demand for our products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on information from our customers and distributors and reasonable assumptions, the expected demand for our products in order to avoid overproduction. Demand for products, however, can change significantly between the time of production and the date of sale. It may be more difficult to make accurate predictions regarding new products. In addition to our own marketing initiatives, we depend on the marketing initiatives and efforts of distributors in promoting products and creating consumer demand. In the latter circumstance, we have limited or no control regarding distributors’ promotional initiatives or the success of their efforts.

Changes in consumer spending could have a negative impact on our financial condition and business results.

Our sales depend upon a number of factors related to the level of consumer spending, including the general state of the economy, federal and state income tax rates, and consumer confidence in future economic conditions. Changes in consumer spending in these and other areas can affect both the quantity and the price of our products that customers are willing to purchase at our retail stores, online purchases, through our distributors, such as our shop-in-a-shop arrangement with Nordstrom and other retailers, corporate gifting and through our two franchisees . Reduced consumer confidence and spending may result in reduced demand for our products, limitations on our ability to increase prices and increased levels of selling and promotional expenses. This, in turn, may have a considerable negative impact upon sales and gross margins.

We have a history of losses and cannot assure you that we will achieve or maintain profitable operations.

We have incurred significant net losses since we acquired our Predecessor, Sugarfina, Inc., out of bankruptcy effective November 1, 2019. Our net loss for the period from November 1 through December 31, 2019, was $7,598,758, primarily as a result of writing off obsolete inventory acquired. For the six months ended June 27, 2020 our net loss was $4,100,746, primarily as a result of the effects of the global COVID-19 pandemic. Predecessor’s net loss for the period January 1 through October 31, 2019, was $36,522,283 and for the fiscal year ended December 31, 2018, was $24,419,267. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

We cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Common Stock to decline, resulting in a significant or complete loss of your investment.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Shares and investor demand for the Shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

On April 8, 2020, Sugarfina USA LLC, a wholly owned subsidiary of the Company, applied for and was granted a loan under the PPP in the amount of $2,000,000 through JPMorgan Chase Bank, N.A., for the purpose of covering the Company’s payroll, lease payments and utilities. The loan has a maturity date of April 8, 2022, with an annual interest rate of 0.98%. Under the terms of the loan, Sugarfina has a six month deferral period. The Company believes that the $2,000,000 PPP loan will be forgiven in its entirety based on the federally issued guidelines for use of proceeds and forgiveness.

If we fail to acquire and retain new customers, or fail to do so in a cost-effective manner, we may be unable to increase net revenues, improve margins and achieve profitability.

Our success depends on our ability to acquire and retain new customers and to do so in a cost-effective manner. We must continue to acquire customers in order to increase net revenues, improve margins, and achieve profitability. In order to expand our customer base, we must appeal to, and acquire, customers who have historically purchased their candies and candy gifts from other retailers such as traditional brick and mortar retailers and the websites of our competitors. We also need to attract customers who might not ordinarily purchase candy and candy gifts but will change their purchasing habits in favor of our products, our packaging and the experience we offer. While our retail stores have been significantly negatively impacted by the COVID-19 pandemic, our e-commence business is growing significantly on a year-over-year basis.

We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers. We cannot assure you that the net revenues from the new customers we acquire will ultimately exceed the cost of acquiring those customers. If we fail to deliver a quality product experience, or if consumers do not perceive the products we offer to be of high value and quality, we may be unable to acquire or retain customers.

Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

The labeling, distribution, importation, marketing and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission (“FTC”), Consumer Product Safety Commission and state attorneys general in the United States, as well as by various other federal, state, provincial, local and international regulatory authorities in the locations in which our products are distributed or sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims or be required to recall products, which could negatively impact our results of operations and disrupt our ability to conduct our business, as well as damage our brand image with consumers. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant unanticipated compliance costs or discontinuation of product sales and may impair the marketing of our products, resulting in significant loss of net revenues.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer, Scott LaPorta. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

In addition, our continuing ability to attract and retain highly qualified personnel, especially employees with experience in the confectionery industry, will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Our business is affected by seasonality.

Our business is affected by the general seasonal trends common to the confectionery industry. Our sales and earnings are seasonal, with significantly higher sales and earnings occurring during key holidays, especially the fall and winter holidays, Valentine’s Day and Easter, than at other times of the year, which may cause fluctuations in our semi-annual results of operations. In addition, this trend was exacerbated by the impact of COVID-19 during the period of April through August of 2020. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different periods within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bristol Luxury Group LLC Debt.”

Risks Related to Being a Small Business with Global Suppliers and Competition

We may not be able to pass on to our customers increases in the cost of goods, services, and labor, including increased costs due to the imposition of tariffs, necessary to our business.

Increases in the costs of ingredients, energy and labor directly affect our operations. Our candy suppliers use both cocoa and sugar, as well as other ingredients, which may increase in price if they become scarce or difficult to obtain. Also, the cost of transporting our products and packaging to our stores and warehouses fluctuates and as those costs rise this could impact our profits unless we pass the additional cost to customers. Additionally, in the current global and economic climate, governments sometimes impose tariffs on commodities, such as cocoa and sugar, and other products which would increase our costs as well.

We may be able to pass some or all of the cost increases from raw materials, energy, labor and tariffs to customers by increasing the selling prices of our products. However, higher product prices may also result in a reduction in sales volume and/or consumption. If we are not able to increase our selling prices sufficiently, or in a timely manner, to offset increased raw material, energy or other input costs, including packaging, pay for employees in our retail locations and elsewhere, or if our sales volume decreases significantly, there could be a negative impact on our profitability.

We rely on third-party suppliers and manufacturers to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We rely on third-party suppliers primarily located outside of the United States to provide raw materials for and to produce our products. The company that assembles our products is located in Tijuana, Mexico. For the 6 months ended June 27, 2020, our largest supplier of confectionery is located overseas and supplied ~~a~~pproximately 23% of our total raw candy. The operations of our suppliers can be subject to additional risks beyond our control, including shipping delays, labor disputes, trade restrictions, tariffs and embargos, or any other change in local conditions. We may experience a significant disruption in the supply of confectionery, packaging or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all. We do not have any long-term supply contracts in place with any of our suppliers and we compete with other companies, including many of our competitors, for confectionery, packaging, and raw materials. We have occasionally received, and may in the future receive, shipments of products that fail to comply with our specifications or that fail to conform to our quality control standards. We have also received, and may in the future receive, products that are otherwise unacceptable to us or our customers. Under these circumstances, we may incur substantial expense to remedy the problems and may be required to obtain replacement products. If we fail to remedy any such problem in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers, our customers could lose confidence in our products or we could face a product recall. In such an event our brand reputation may be negatively impacted which could negatively impact our results of operations.

The loss of, or disruption in, our relationship with the provider that assembles our packaging, packs our products and ships them to our warehouses for distribution could have a material adverse effect on our business and operations.

Our operations are currently primarily dependent on a single provider for assembling our raw product into packaging, packing, and then shipping them to our distribution centers. We have a contract with the provider, which is located in Tijuana, Mexico, that expires in October 2021, but which we plan to renew and extend. Currently, we ship our finished goods from a third party logistics warehouse in San Diego, as well as from our self-operated distribution centers in New Jersey and Vancouver. We intend to substantially centralize our distribution centers into one facility. We aim to use a portion of the net proceeds from this offering to consolidate our distribution activities, at an estimated cost of approximately $2 million.

Nevertheless, any significant interruption in the operation of the provider’s plant or warehouses, now or in the future, due to natural disasters, accidents, system issues or failures, or other unforeseen causes that materially impair our ability to access or use our facility, could delay or impair the ability to distribute merchandise and fulfill online orders, which could cause sales to decline.

We also depend upon third-party carriers for shipment of a significant amount of merchandise directly to our customers. An interruption in service by these third-party carriers for any reason could cause temporary disruptions in business, a loss of sales and profits, and other material adverse effects.

Our sales and gross margins may decline as a result of increasing freight costs.

Freight costs are impacted by changes in fuel prices through surcharges, among other factors. Fuel prices and surcharges affect freight costs both on inbound freight from suppliers to the distribution center as well as outbound freight from the distribution center to stores/shops, supplier returns and third-party liquidators, and shipments of product to customers. The cost of transporting our products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Because most of our products are manufactured abroad, our products must be transported by third parties over large geographical distances and an increase in the price of oil can significantly increase costs. Manufacturing delays or unexpected transportation delays can also cause us to rely more heavily on airfreight to achieve timely delivery to our customers, which significantly increases freight costs. Increases in fuel prices, surcharges, and other potential factors may increase freight costs. Any of these fluctuations may increase our cost of products and have an adverse effect on our margins, results of operations and financial condition.

Changes in government policy, political unrest, and dynamics in the relationships between the U.S. government and foreign governments may have a negative impact on the Company and its franchisees.

We have two franchised stores located in Hong Kong managed by our franchisee, Upper East Corporation Limited (“Upper East”). The future development of national security laws and regulations in Hong Kong, and any resulting unrest among its citizens, may negatively affect Upper East and result in Sugarfina receiving fewer royalties from that business. On May 28, 2020, the National People’s Congress of the People’s Republic of China adopted the Decision on Establishing and Strengthening the Hong Kong Special Administrative Region’s Legal System for the Safeguard of National Security and Implementation Mechanisms (the “Decision”) and authorized the Standing Committee of the National People’s Congress to promulgate a new law pursuant to and for the implementation of the Decision. The details of the Decision and resulting laws or rules continues to develop and there is no way to know for certain what the law will look like, how it will be implemented, and what the response of the citizens of Hong Kong will be. Also, the Company may be negatively impacted if the governments of the United States and the People’s Republic of China impose tariffs or other obstacles to commerce between their countries.

Risks Concerning Intellectual Property and Cybersecurity

If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.

Our success depends in large part on our brand image. We believe our Company’s name, logo, domain name, registered and unregistered trademarks, patents, copyrights, domain names, and social media handles are valuable assets that serve to differentiate us from our competitors. We currently rely on a combination of copyright, trademark, patent, trade dress and unfair competition laws to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our proprietary rights will be adequate to prevent infringement of our trademarks and proprietary rights by others, including imitation and misappropriation of our brand. We cannot assure you that obstacles will not arise as we expand our product lines and geographic scope. The unauthorized use or misappropriation of our intellectual property could damage our brand identity and the goodwill we created for our Company, which could cause our sales to decline. Moreover, litigation may be necessary to protect or enforce these intellectual property rights, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, results of operations or cash flows.

For example, currently we are engaged in a proceeding before the U.S. Patent and Trademark Office (“USPTO”) concerning an intellectual property dispute with a company called Just Candy LLC, which filed an opposition to one of our trademark applications alleging its “functional” nature. We filed a counterclaim asserting the descriptive nature of the “Just Candy” mark. As of the date of this Offering Circular, the parties remain open to settlement and are in ongoing discussions but are moving forward with discovery in the coming weeks and months. Our brand is based on our ability to separate ourselves from our competition through our iconic and unique packaging. If we should lose this opposition we may also lose some of our ability to enforce our trademark rights with respect to our packaging. Loss of our unique look may impact our ability to stand apart from our competition and may also cause customers to lose interest in our brand and result in lower sales. See also “Business – Litigation”.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

Patent, trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our patents, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome; or because we believe that the cost of enforcing our patent(s) outweighs the value of winning the suit in light of the risks and consequences of losing it; or for some other reason. Choosing not to enforce our patent(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into licensing agreements, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our patents(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

We may be subject to liability if we infringe upon the intellectual property rights of third parties.

We may be subject to liability if we infringe upon the intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. Such infringement claims could harm our brand image. In addition, any payments we are required to make and any injunction with which we are required to comply as a result of such infringement actions could adversely affect our financial results.

Information technology system failures, breaches of our network security or inability to upgrade or expand our technological capabilities could interrupt our operations and adversely impact our business.

We and our franchisees rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our stores. Our and our franchisees’ operations depend upon our and our franchisees’ ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external cybersecurity breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us or our franchisees to litigation or to actions by regulatory authorities.

A party who is able to compromise the security measures on our networks or the security of our infrastructure could, among other things, misappropriate our proprietary information and the personal information of our customers and employees, cause interruptions or malfunctions in our or our franchisee’s operations, cause delays or interruptions to our ability to operate, cause us to breach our legal, regulatory or contractual obligations, create an inability to access or rely upon critical business records, or cause other disruptions in our operations. These breaches may result from human errors, equipment failure, fraud or malice on the part of employees or third parties.

We expend financial resources and maintain cybersecurity insurance to protect against such threats and may be required to further expend financial resources to alleviate problems caused by physical, electronic, and cyber security breaches. As techniques used to breach security are growing in frequency and sophistication and are generally not recognized until launched against a target, regardless of our expenditures and protection efforts, we may not be able to implement security measures in a timely manner or, if and when implemented, these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, loss of existing or potential future customers, harm to our reputation and increases in our security costs, which could have a material adverse effect on our financial performance and operating results.

In the event of a breach resulting in loss of data, such as personally identifiable information or other such data protected by data privacy or other laws, we may be liable for damages, fines and penalties for such losses under applicable regulatory frameworks despite not handling the data. Further, the regulatory framework around data custody, data privacy and breaches varies by jurisdiction and is an evolving area of law. We may not be able to limit our liability or damages in the event of such a loss.

In 2020, we were the target of a (novel) ‘skimming’ hack which compromised our e-commerce customers’ payment information. Although our cybersecurity insurance carrier has provided us a statement of coverage that we believe will cover the majority of costs associated with this incident, the incident may result in higher cyber insurance premiums, in third party litigation, regulatory investigations, damages, fines, penalties, and/or in harm to our reputation.

If we or our franchisees are unable to protect our customers’ data, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we and our franchisees transmit confidential credit and debit card information. A number of retailers have experienced actual or potential security breaches in which credit and debit card information may have been stolen. Third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our and our franchisees’ security measures and those of our and our franchisees’ technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our and our franchisees’ operations. Any security breach could expose us and our franchisees to risks of data loss and liability and could seriously disrupt our and our franchisees’ operations and any resulting negative publicity could significantly harm our reputation. We may also be subject to lawsuits or other proceedings in the future relating to these types of incidents. Proceedings related to theft of credit and debit card information may be brought by payment card providers, banks, and credit unions that issue cards, cardholders (either individually or as part of a class action lawsuit), and federal and state regulators. Any such proceedings could harm our reputation, distract our management team members from running our business and cause us to incur significant unplanned liabilities, losses and expenses. In 2020, we were the target of a (novel) ‘skimming’ hack which compromised our e-commerce customers’ payment information. Although our cybersecurity insurance carrier has provided us a statement of coverage that we believe will cover the majority of costs associated with this incident, the incident may result in higher cyber insurance premiums, in third party litigation, regulatory investigations, damages, fines, penalties, and/or in harm to our reputation.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.

Risks Related to the Company’s Securities and this Offering

We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors in this offering.

Certain investors in this offering are entitled to receive additional shares of Common Stock (effectively a discount). Those investors who invest $10,000 or more in this offering will receive, as part of their investment, additional shares for their shares purchased (“Bonus Shares”) equal to 10% of their investment. For example, an investor who purchases $10,000 of Common Stock will receive 1,000 shares of Common Stock plus an additional 100 shares of Common Stock worth $1,000 or 10% of their investment. As a result, that investor would own 1,100 shares of Common Stock, worth $11,000, after investing $10,000. Fractional shares will not be distributed and Bonus Shares will be determined by rounding down to the nearest whole share. See “Plan of Distribution — Perks.” The Company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the proceeds that the Company receives.

We expect to raise additional capital through equity offerings and to provide our employees with equity incentives. Therefore, your ownership interest in the Company is likely to continue to be diluted.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case it will either underperform or cease operating and you will get nothing. Even if we sell all the shares of Common Stock we are offering now, the Company will possibly need to raise more funds in the future, and if it can't get them, we may fail. The Company may offer additional shares of its Common Stock and/or other classes of equity or debt that convert into shares of Common Stock, any of which offerings would dilute the ownership percentage of investors in this offering. See “Dilution.”

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy and would be in addition to the StartEngine Primary processing fee. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The Company is controlled by two of its current directors.

Mr. Kessler and Ms. Derycz-Kessler, who currently sit on the board of directors, control more than 82% of the Company’s Common Stock through their ownership of BLG. After the offering, if fully-subscribed and all bonus shares are issued, BLG will continue to own approximately 82% of the Company’s outstanding Common Stock, which will allow them to continue to control the Company. In addition, pursuant to the subscription agreement that investors will enter into in connection with this offering, investors will grant the CEO an irrevocable proxy. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock or five years from the date of execution of the subscription agreement. See “Securities Being Offered – Common Stock – Voting Rights; Proxy.” As a result, investors in this offering will not have the ability to control or influence a vote of stockholders.

Investors will have no ability to impact or otherwise influence corporate decisions of the Company.

The subscription agreement that investors will execute in connection with this offering grants an irrevocable proxy to the Company’s CEO, Mr. LaPorta, to vote their shares of Common Stock on all matters put to a vote of the stockholders. Furthermore, transferees of the investors party to the subscription agreement must agree to be bound by the terms of the proxy. The proxy will terminate upon earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock or five years from the date of execution of the subscription agreement. For more information, see “Securities Being Offered – Common Stock – Voting Rights; Proxy.”

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

There is no current market for our Common Stock, so you may not be able to sell your shares.

There is no formal marketplace for the resale of the Company’s Common Stock and the Company currently has no plans to list any of its shares on any over-the-counter (OTC), or similar, exchange. These securities are illiquid and there will not be an official current price for them, as there would be if the Company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Since the Company has not established a trading forum for the Common Stock, there will be no easy way to know what the Common Stock is “worth” at any time.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares with the effective cash price paid by existing stockholders, after giving effect to the corporate reorganization. This method gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

Since November 1, 2019, when the Successor commenced operations as Sugarfina Holdings, LLC, a new company with new ownership and management, the officers, directors and affiliated persons of the Company have paid an aggregate average price of $1.54 per share of Common Stock in comparison to the offering price of $10.00 per share.

Class of Security	Date Issued	Number of Shares Issued	Potential Shares (# of shares upon conversion or exercise)	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Stock	2020	12,500,000	--	12,500,000	$1.54
Total Common Share Equivalents		12,500,000
Investors in this offering, assuming $25,000,000 raised		2,750,000		2,750,000	$9.09
Total after inclusion of this offering		15,250,000		15,750,000	$2.97

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares in the future. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2019 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●	In June 2020 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

USE OF PROCEEDS

The net proceeds of a fully-subscribed offering to the issuer, after total offering expenses, and commissions will be approximately $23,825,000, after deducting estimated offering expenses of approximately $1,175,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios as follows:

	25% of Maximum Offering Amount	50% of Maximum Offering Amount	75% of Maximum Offering Amount	Maximum Offering Amount
Gross Proceeds to the Company	$6,250,000	$12,500,000	$18,750,000	$25,000,000
Estimated offering fees and expenses	$518,750	$737,500	$956,250	$1,175,000
Net Proceeds	$5,731,250	$11,762,500	$17,793,750	$23,825,000
Working Capital	$2,551,250	$5,682,500	$8,613,750	$12,645,000
Development of Centralized Warehouse	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Product Development	$0	$2,000,000	$3,000,000	$4,000,000
Brand Marketing	$0	$900,000	$3,000,000	$4,000,000
Debt repayment to BLG*	$1,180,000	$1,180,000	$1,180,000	$1,180,000

* BLG provided the Successor a working capital advance of $180,000 on October 31, 2019, when the Successor acquired all of the assets of Sugarfina Inc., the Predecessor, which was in bankruptcy proceedings. The purpose of the loan was to fund the Company’s working capital and has been booked in accounts payable without any further documentation. This loan functions like a line of credit under which the Company may borrow funds, repay those funds, and then borrow funds again. In August 2020, BLG added another $1,000,000 to the accounts payable for the purpose of making additional funds available to the Company to use as working capital. The majority owners of BLG are Paul L. Kessler and Diana Derycz-Kessler, who also sit on Sugarfina’s board of directors. Also, Scott LaPorta owns 2% of BLG. Mr.LaPorta is the current CEO of Sugarfina Corporation and also sits on the board of directors. Mr. LaPorta was also CEO of Sugarfina Holdings LLC when the Company entered the debt arrangement with BLG.

Because the offering is a “best efforts” offering, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering. In this event, the use of proceeds will be adjusted by management based on the amount raised.

THE COMPANY’S BUSINESS

Overview

Sugarfina Corporation and its subsidiaries operate an upscale, luxury candy brand for adults through its e-commerce platform, wholesale retail accounts, corporate gifting offerings, and retail boutiques in North America, located in major cities such as Los Angeles, New York, Boston, Vancouver, and Toronto. The Company offers additional value with its luxury packaging and premium products like Champagne Bears® made with premium Champagne and Parisian Pineapples made with real pineapple puree. Additionally, the Company’s confectionery is made by artisanal candy makers around the world, including in European countries like France, Germany, Italy and Greece.

The Company has reached hundreds of thousands of consumers with its omni-channel distribution strategy. In this regard, the Company has 21 retail boutiques with 6 in Canada and 15 in the United States, including its shop-within-a-shops in Nordstrom. The Company also has a thriving ecommerce business, custom and corporate gifting business, and a major wholesale presence in over 900 accounts, including retailers such as Neiman Marcus, Nordstrom, Bloomingdales and premier resorts like St. Regis, Rosewood, Bellagio and Wynn. In addition to its retail boutiques in Canada, the Company also has an international presence through its franchise stores in Hong Kong and Mexico City.

The Company also aims to fuel its direct-to-consumer business by growing its 475,000+ e-mail subscriber list. Other goals include expanding wholesale distribution into specialty retailers and grocers in the United States and internationally, opening additional retail locations, and growing its custom business to be the premier brand in corporate gifting. The Company plans to open four new retail boutiques in the greater Los Angeles area during the 2020 holiday season. Additionally, the Company has identified key markets for international growth across Asia, Europe, Australia, and the Middle East. As a result of our international expansion efforts, Sugarfina products will be made available to the Australian market through a well-known upscale Australian department store wholesale partner in time for the 2020 holiday season. We also plan to make our products available to the Japanese market by launching an e-commerce store on a popular luxury Japanese E-commerce platform. Finally, the Company seeks to support continued growth by developing a centralized distribution facility equipment, fixtures, supplies, and deposits estimated at $2 million.

A New Company with New Management

Sugarfina Holdings LLC, the Successor, was formed on October 31, 2019, when Bristol Luxury Group, owned by four investors, acquired the assets of Sugarfina, Inc., the Predecessor, for $15,125,000 after it filed for bankruptcy on September 6, 2019. On November 1, 2019, Sugarfina Holdings LLC, the Successor, commenced operations with a new management team and new board of directors. On September 26, 2020, the Successor converted to Sugarfina Corporation, a Delaware corporation. The Company also has four subsidiaries. Sugarfina Global LLC is a holding company for Sugarfina Global Canada Ltd, an operating company for Sugarfina’s Canadian business operations, and Sugarfina USA LLC is also an operating company focused on the United States. Sugarfina IP LLC was created to hold the Company’s intellectual property assets.

Principal Products and Services

The Company has joined the luxury candy market with a uniquely fresh, fashionable and experiential approach to gourmet confections targeted to grown-ups. The Company sells its candies through retail boutiques in North America in major cities, including Los Angeles, New York, Boston, Vancouver and Toronto, and through franchises in Hong Kong and Mexico. The Company also sells its candies through wholesale channels, corporate gifting, licensing and e-commerce. The Sugarfina brand focuses on flavors designed for the adult palate, such as Champagne Bears ® and Rosé Bears ®. Other leading flavors include Single Malt Scotch Cordials, Sugar Lips®, Peach Bellini®, Ice Cream Cones, and Sea Salt Caramels. The Company’s candies are produced by artisan candy makers around the world and in many categories, from gummies to fruit jellies to chocolates. The Company has developed a distinct brand identity that resonates with today’s customer by delivering an upscale experience from the moment customers engage with the brand at price points beginning at $7.50 up to $195. The Company also seeks to engage shoppers by offering new, interesting and unique products on a regular basis. Recent products added to the Sugarfina line include The Gelato Collection, The Cookie Collection, Tea by Sugarfina, Cold Brew Coffee Cordials, Coconut Toffee Macadamias, Ciao Bella Cherries and new core chocolate bars. The Company also introduces new products through innovative collaborations, such the recent COOLA® Collaboration, which includes Piña Colada Bears and Island Pineapple Gummies with tropical flavors accompanied by COOLA®’s organic SPF 30 sunscreen in a gift pouch. The Company’s corporate customer base finds sophisticated gift options available at a number of price points as well.

The Company’s brand is also made unique through its luxurious and iconic packaging. The Company’s signature Candy Cubes®are the building blocks of the iconic Sugarfina look. Although Sugarfina’s Candy Cubes® can be sold separately, the Company also offers Candy Bento Boxes® which were inspired by the beauty and simplicity of Japanese bento boxes. Sugarfina’s Candy Bento Boxes® allow for customization of gifts by allowing consumers to select a wide array of Candy Cubes® to fill each box. The Company offers a variety of sizes and colors to allow the consumer to customiz~~e~~ their experience, which begins by selecting a Candy Bento Box® or Candy Trunk. Each Candy Bento Box® holds three, four, eight or 16 Candy Cubes®. The Candy Trunk holds nine or twenty Candy Cubes®. The Company has also recently introduced the Rainbow Bento Box, the Candy Care Package, and the Sugar Skulls Collection. The Company aims for its customers to experience opening one of the Sugarfina packages as if they are opening a gift.

Market

The Company broadly distributes to its customers through its direct to consumer channels:

•	e-commerce,

•	boutiques,

•	corporate gifting, and

•	wholesale accounts.

In this regard, the Company leases 11 standalone stores in North America and has rent agreements with Nordstrom for 10 Shop in Shops. The Company plans to open four new retail boutiques in the greater Los Angeles area during the 2020 holiday season. The Company also has two franchise stores in Hong Kong and one in Mexico City. The Mexico City store is currently closed as a result of the COVID-19 pandemic and its reopening is uncertain.

The Company has an integrated marketing strategy to increase consumption amongst its existing customer base and to attract and retain new customers. The Company aims to build brand awareness by pitching editors and gifting influencers, curating customized mailers, and partnering with media. Paid marketing tactics are focused on new customer acquisition and include search engine marketing, social media advertising, paid influencers, sampling and experiential events. Nonpaid marketing efforts focused on driving repeat and loyalty include email marketing to a large and growing subscriber base, social media posts featuring product and lifestyle content, PR outreach to major media outlets, and a revamped customer loyalty program called Sugarfina Rewards. The Company also plans to identify and stay current with new trends by attempting to develop partnerships with brands that have robust influencer relationships, such as the COOLA® Collaboration.

Competition

The retailing of confectionery products is highly competitive. The Company competes with premium chocolate brands such as Godiva, Compartes, and Vosges. Some of the Company’s competitors have greater name recognition and financial, marketing and other resources than us, although it is worth clarifying that while Sugarfina focuses primarily on and is known chiefly for its gummy candy products and innovations, the competitors mentioned above focus mainly on chocolate.

The Company believes that its principal competitive strengths lie in its unique candies created for grown-up tastes, quality confectionary made by artisan candy makers from around the world, and the ability to offer new candies. The Company also believes that its sophisticated branding, iconic packaging, and fashionable and fun stores set the Sugarfina brand apart from its competitors.

Suppliers and Raw Materials

The Company’s candies are manufactured by candy makers across the globe, including in Germany, France, Italy and Greece. The Company uses multiple candy makers to provide products such as gummies and chocolate. The Company’s largest supplier is located in Germany and, during the first six months of 2020, accounted for approximately 23% of its raw candy supply. The Company does business with its candy suppliers on a purchase order basis rather than under contract. The Company’s payment terms with its aforementioned largest candy supplier are that 70% of the purchase price is due and payable before shipment of goods, and the remaining 30% of the purchase price is paid 30 days from the date of shipment. After acquiring the Predecessor in 2019, the Company determined that it lacked sufficient inventory to meet customer demand and placed large orders to refresh its inventory. We expect purchases from this and other suppliers in the remainder of 2020 and the future to be more evenly distributed among our suppliers. Similarly, the Company’s packaging is produced by suppliers on a purchase order basis. The Company continuously seeks to expand its base of confectionery and packaging suppliers. Currently, the Company’s products are shipped from its suppliers to an unaffiliated third-party assembly and logistics partner pursuant to a co-packing agreement. This partner has a facility located in Tijuana, Mexico, and provides services including inventory management, production, fulfillment, and reporting. Additional services include importation and exportation logistics to and from Mexico, as well as additional storage and handling services performed in San Diego, California at a third-party logistics facility . The Company is invoiced for these services monthly, with Net 30 payment terms. Our 4-year contract expires in October 2021, and we expect to renew and extend the agreement. The agreement also contains an exclusivity clause restricting our logistics partner from performing work for certain competitors of the Company during the term of the agreement and for 12 months thereafter. Once assembled, our partner ships our packaged products to warehouses in San Diego, Vancouver, and New Jersey. The Company aims to streamline its distribution process by concentrating all of its assembled products in a single leased warehouse, which would also become the primary distributor of the Company’s assembled products to retail stores, corporate gifting customers, and ecommerce customers. We expect to sign the contract for our new warehouse in October 2020, and we anticipate beginning shipping from this facility in Spring of 2021. The Company estimates that the development of a centralized distribution facility, including equipment, fixtures, supplies, and deposits may cost $2 million in order to support continued growth and intends to use a portion of the net proceeds of this offering to develop such a facility. See also “Risk Factors -- Risks Related to Being a Small Business with Global Suppliers and Competition – We rely on third-party suppliers and manufacturers to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.” Because the Company’s products are manufactured by its vendors, the Company does not directly purchase raw materials for confectionery production. Nevertheless, the Company may be impacted indirectly by shortages, price increases, or tariffs imposed on the ingredients used to make its products. See also “Risk Factors -- Risks Related to Being a Small Business with Global Suppliers and Competition – We may not be able to pass on to our customers increases in the cost of goods, services, and labor, including increased costs due to the imposition of tariffs, necessary to our business.”

Employees

The Company currently employs approximately 111 full-time and 67 part-time employees.

Seasonality

The Company is affected by the general seasonal trends common to the confectionery industry. Our sales and earnings are seasonal, with significantly higher sales and earnings occurring during key holidays, especially the fall and winter holidays, Valentine’s Day and Easter, than at other times of the year, which may cause fluctuations in our semi-annual results of operations. In addition, this trend was exacerbated by the impact of COVID-19 during the period of April through August of 2020. This seasonality may adversely affect the Company’s business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different semi-annual periods within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period. See also, “Risk Factors – Our business is affected by seasonality” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Seasonality.”

Intellectual Property

Trade Name and Trademarks

The Company has an extensive intellectual property portfolio. The brand’s iconic packaging including the brand mark, Candy Cube® and Candy Bento Box ® are protected by the following:

•	more than 25 design patent registrations and allowances

•	more than 20 U.S. trademark registrations and allowances

•	19 copyright registrations

•	Trademark and patent registrations in 29 international jurisdictions

The Company has one case pending involving its intellectual property. See “-- Litigation”.

Litigation

The Company is currently involved in only one pending proceeding before the USPTO concerning an intellectual property dispute with a company called Just Candy LLC, which filed an opposition to one of our trademark applications alleging its “functional” nature. We filed a counterclaim asserting the descriptive nature of the “Just Candy” mark. As of the date of this Offering Circular, the parties remain open to settlement and are in ongoing discussions but are moving forward with discovery in the coming weeks and months. See also “Risk Factors -- Risks Concerning Intellectual Property and Cyber Threats – Litigation over our intellectual property may negatively impact our business and brand.”

The Company’s Property

The Company leases space for its headquarters and retail stores, including leasing space from other retailers for its shop-within-a-shop. The Company has two distribution centers that it leases space in Vancouver and New Jersey. Additionally, the Company owns two automatic robot label machines. The Company is in the process of restructuring its warehousing with the goal of having a centralized distribution center by spring of 2021. This centralized distribution center would be the Company’s primary warehouse and would be operated by the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview of New Successor Organization with a New Board of Directors and New Management after the Bankruptcy of the Predecessor

Sugarfina Corporation and its four subsidiaries Sugarfina USA LLC, Sugarfina Global LLC, Sugarfina Global Canada Ltd, and Sugarfina IP LLC operate an upscale candy brand for adults through retail boutiques in North America, located in major cities such as Los Angeles, New York, Boston, Vancouver, and Toronto. As of June 27, 2020, the Company operates 21 retail boutiques with 6 in Canada and 15 in the United States, including its shop-within-a-shops in Nordstrom. The Company acquires its unique candy products and distinctive packaging from global manufacturers on a purchase order basis. Our candies and packaging are then sent to a facility in Mexico for assembly before shipping to our three warehouses for distribution and fulfillment. Our products are sold at price points ranging from $7.50 up to $195 through three primary channels – our retail stores, through our wholesale channel including such stores as Nordstrom, Macy’s, Paper Source and Bloomingdales, and through e-commerce or direct to consumer. The Company also has two franchise stores located in Hong Kong and one in Mexico. Our business model is based on building brand awareness through these channels and by developing our own signature products and packaging which are trademark and copyright protected.

The Successor Acquires Substantially All of the Predecessor’s Assets

On September 6, 2019, Sugarfina, Inc. (the “Predecessor”) filed voluntary petitions for relief under Chapter 11 (“Chapter 11 Proceedings”) of the U.S. Bankruptcy Code in Delaware. BLG acquired certain of the Predecessor’s assets, including the assumption of certain liabilities, pursuant to an asset purchase agreement for consideration of $15,125,000, including cash and a 20% membership interest in Sugarfina Holdings LLC (the “Successor”). BLG installed new management at the Successor and commenced operations on November 1, 2019. On June 8, 2020, BLG acquired the 20% minority interest held by Predecessor, making BLG the controlling stockholder with 100% ownership of the Company.

Accordingly, the Company’s consolidated financial statements include the operations of the Predecessor for the periods January 1 through October 31, 2019, and for the entire fiscal year ended December 31, 2018. Successor’s financial statements cover the periods from November 1 through December 31, 2019, and the six month period beginning January 1, 2020 through June 30, 2020. See Note 2 “Summary of Significant Accounting Policies – Chapter 11 Proceedings” to the Financial Statements.

On September 26, 2020, Successor reincorporated from a Delaware LLC into a Delaware corporation named Sugarfina Corporation (“Sugarfina” or “the Company”). Otherwise, the ownership and management of the Company and Successor remain the same.

Basis of Presentation

The Company’s financial statements and other accompanying financial information are presented on a “Successor” and “Predecessor” basis. Sugarfina Holdings LLC (the “Successor”) accounted for its acquisition of certain assets and assumption of certain liabilities of Sugarfina, Inc. (the “Predecessor”) on November 1, 2019, as a business acquisition under the guidance of Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, certain financial information presented herein, including the allocation of the total purchase price of the business acquisition attributable to the purchase of the assets and liabilities, are based on the fair values of our assets and liabilities, as of the closing date of the business acquisition. In determining the fair value of the assets acquired and liabilities assumed, management relied on internal estimates, primarily considering observable market pricing and cash flow projections.

The Predecessor’s consolidated financial statements are prepared in accordance with the guidance in ASC 852, Reorganizations for the period January 1, 2019 to October 31, 2019 on the going concern basis. Revenue, expenses, realized gains and losses, and provisions for losses directly related to the Chapter 11 Proceedings were recorded in “reorganization items, net.” Reorganization items do not constitute an element of operating loss due to their nature and due to the requirement of ASC 852 that they be reported separately. See Note 2 “Summary of Significant Accounting Policies – Chapter 11 Proceedings” to the Financial Statements.

As a result of the Acquisition and application of purchase accounting under ASC 805, Business Combinations, the Successor’s consolidated financial statements after November 1, 2019 are not comparable with the consolidated financial statements on or before that date as indicated by the “black line” division in the financial statements and footnotes. The Company’s financial results for future periods following the division will be different from historical trends, and the differences may be material.

Results of Operations

Factors Affecting Operating Results

Revenue

The Company generates revenue primarily by selling products under the Sugarfina ® brand focusing on flavors designed for the adult palate, such as Champagne Bears ® made with premium champagne and Rosé Bears ® made with rosé wine. Other flavors include Single Malt Scotch Cordials, Sugar Lips®, Peach Bellini®, Ice Cream Cones, and Sea Salt Caramels Our product assortment is sold to customers through our 21 retail stores, wholesale distribution to other retails stores, such as Nordstrom, Macy’s , Bloomingdale’s and Paper Source, and direct to consumer via e-commerce. Predecessor had 54 retail stores, but in conjunction with the bankruptcy and reorganization, we eliminated all retail stores except for the 21 most profitable locations.

The Company’s wholesale and e-commerce sales are now our largest channels. As discussed in “-- Plan of Operations,” the Company plans to expand its e-commerce business and increase that stream of revenue.

Our revenues are driven by average net price and total volume of products sold. Factors that impact unit pricing and sales volume include product mix, the cost of ingredients, the promotional activities implemented by the Company and its competitors, industry capacity, new product initiatives and quality and consumer preferences. We generally aim to keep 8 to 12 weeks of finished goods inventory on hand. Our confectionery products are promptly shipped to our distribution centers after being produced and then distributed to customers directly through e-commerce, our retail stores, through our corporate gifting solution, or indirectly through our wholesale accounts.

The following table shows information about our revenue and operations, including details about our sales channels and store closings both prior to, and after, the Successor and its new management and board of directors began operations on November 1, 2019.

Revenue

	Successor		Predecessor (A Debtor-in-Possession)
	For the Period January 1, 2020 to June 27, 2020	For the Period November 1, 2019 (Inception) to December 31, 2019	For the Period January 1, 2019 to June 29, 2019	For the Period January 1, 2019 to October 31, 2019	For the Year Ended December 31, 2018
RETAIL	$1,906,800	$3,787,368	$9,466,818	$14,338,055	$23,421,673
E-COMMERCE	3,406,901	1,631,271	2,895,721	4,621,248	5,693,321
WHOLESALE	3,469,667	1,806,767	4,812,011	8,767,248	12,166,951
CORPORATE	764,501	1,062,700	1,873,203	2,459,420	4,336,417
FRANCHISE	148,726	19,632	1,017,289	1,536,346	1,376,430
TOTAL REVENUE	9,696,595	8,307,738	20,065,042	31,722,317	46,944,792

NUMBER OF SUGARFINA BOUTIQUES	11	11	33	17	42
NUMBER OF NORDSTROM SIS	10	10	11	11	12
TOTAL NUMBER OF SUGARFINA SHOPS	21	21	44	28	54

Seasonality

The Company is affected by the general seasonal trends common to the confectionery industry. Our sales and earnings are seasonal, with significantly higher sales and earnings occurring during key holidays, such as the fall and winter holidays, Valentine’s Day and Easter than at other times of the year, which may cause fluctuations in our semi-annual results of operations. In addition, this trend was exacerbated by the impact of COVID-19 during the period of April through August of 2020. This seasonality may adversely affect the Company’s business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different periods within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period. See also “ – Liquidity and Capital Resources – Bristol Luxury Group LLC Debt.”

Cost of Goods Sold

Cost of goods sold consists of finished candy products, packaging, labor, energy, other production costs, warehousing and transportation costs including in-bound freight, and distribution of our products to customers. To the extent our candy and packaging suppliers pass on any increases in the of costs of ingredients and raw materials to the Company, then our costs will increase as well, potentially impacting our results of operations by narrowing our margins or forcing us to increase our prices potentially losing sales to price sensitive customers. The cost of our confectionery suppliers’ ingredients consists principally of sugar and other sweeteners, edible oils and cocoa, which are subject to price fluctuations, as is the cost of paper, corrugate, films and plastics used to package our products. The prices for raw materials are influenced by a number of factors, including the weather, crop production, transportation and processing costs, government regulation and policies and worldwide market supply and demand. We also rely on fuel products, such as natural gas, diesel, and electricity, to transport our goods and produce our products. Fluctuations in the prices of the raw materials or fuel products used in the production, packaging or transportation of our products affect the cost of products sold and our product pricing strategy. We utilize forward buying strategies through short-term and long-term advance purchase contracts to lock in prices for certain high-volume raw materials, packaged components and certain fuel inputs. Through these initiatives, we believe we are able to obtain competitive pricing

Selling, General and Administrative

Selling, general and administrative expenses primarily include employee and related expenses for the accounting, planning, customer service, legal, human resources, corporate operations, research and development, purchasing, logistics and executive functions. Also included are advertising and marketing expenses, occupancy expenses and professional service fees related to audit and tax, legal, outsourced information technology functions, transportation planning, and corporate site and insurance costs, as well as the depreciation and amortization of corporate assets.

Advertising and Marketing

Our advertising and marketing expenses relate to our advertising campaigns, which include social media, print, online advertising, local promotional events, monthly agency fees and payroll costs related to sales and marketing personnel. We also invest in providing branded shelving units to our wholesale customers to display our products.

Expenses Related to Financing

Other income and expense consists primarily of interest expense associated with our Note and our loan under the SBA’s PPP. See “—Liquidity and Capital Resources – Credit Facilities.”

Comparison of Results of Operations

The following table sets forth consolidated results of operations and financial information for the periods indicated. The period from November 1, 2019 through December 31, 2019 (the “Successor Period”) and the period January 1, 2019 through October 31, 2019 (the “Predecessor Period”) are distinct reporting periods as a result of the Successor emerging as a new entity with a new management team on November 1, 2019. References in these results of operations to the change and the percentage change combine the Successor Period and Predecessor Period results to create results for the year ended December 31, 2019 (“Combined 2019”) in order to provide some comparability of such information to the year ended December 31, 2018 (“Fiscal 2018”). While this combined presentation is not presented according to generally accepted accounting principles in the United States (“GAAP”) and no comparable GAAP measures are presented, management believes that providing this financial information is the most relevant and useful method for making comparisons to the year ended December 31, 2018 as the two months of the Successor Period is not a significant period of time impacting the combined results.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Successor		Predecessor (A Debtor-in-Possession)
	For the Period January 1, 2020 to June 27, 2020	For the Period November 1, 2019 (Inception) to December 31, 2019	For the Period January 1, 2019 to June 29, 2019	For the Period January 1, 2019 to October 31, 2019	For the Year Ended December 31, 2018
NET REVENUE	$9,696,595	$8,307,738	$20,065,043	$31,722,317	$46,944,792

COST OF SALES	4,840,472	9,336,649	10,298,759	17,468,366	24,701,629

GROSS MARGIN (LOSS)	4,856,123	(1,028,911)	9,766,284	14,253,951	22,243,163

SELLING, GENERAL AND ADMINISTRATIVE	7,968,847	6,240,893	21,651,947	38,905,431	45,559,921

LOSS FROM OPERATIONS	(3,112,724)	(7,269,804)	(11,885,663)	(24,651,480)	(23,316,758)

OTHER EXPENSE
Interest expense	(944,936)	(304,108)	(2,042,801)	(3,698,454)	(761,667)
Foreign business tax	(37,931)	(34,243)	-	-	-
Other income (expense)	(5,155)	9,397	(10,358)	(10,358)	(121,249)
Reorganization items			(220,018)	(8,346,346)	-
	(988,022)	(328,954)	(2,273,177)	(12,055,158)	(882,916)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(4,100,746)	(7,598,758)	(14,158,840)	(36,706,638)	(24,199,674)

PROVISION FOR INCOME TAXES	-	-	-	20,815	100,832

NET LOSS	(4,100,746)	(7,598,758)	(14,158,840)	(36,727,453)	(24,300,506)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	-	-	-	205,170	(118,761)
TOTAL COMPREHENSIVE LOSS	$(4,100,746)	$(7,598,758)	$(14,158,840)	$(36,522,283)	$(24,419,267)

Combined 2019 compared to Fiscal 2018

Combined consolidated net revenues decreased $6,914,737 million, or 15%, for Combined 2019, compared to Fiscal 2018. Current management was not operating the Predecessor during the Predecessor Period. Based on our experience operating the Successor during the Successor Period, management believes that results of operations for that period reflect reduced sales driven by out of stock levels and reductions in the retail footprint.

Selling, general and administrative expenses were relatively flat, decreasing $413,597, from $45,559,921 in Fiscal 2018 to $45,146,324 in Combined 2019.

Net loss for Combined 2019, was $44,326,3211 compared to $24,300,506 for the Predecessor’s Fiscal 2018. Excluding Successor’s stub period of November 1, 2019 through December 31, 2019, the Predecessor’s losses were accelerating from 2018 into 2019. Predecessor’s net loss for the Predecessor Period, was $36,706,638, an increase of 51% compared to the $24,300,506 net loss for Fiscal 2018.

Current management was not operating the Predecessor during the Predecessor Period, nor during Fiscal 2018. However, management believes Successor’s net loss for the Successor Period was due to a shortage of saleable good quality finished goods inventory as a result of the bankruptcy process and due to the lack of adequate liquidity of the Predecessor. Management believes that it has built a commercially viable business enabling the Successor to maintain adequate finished goods supplies to meet consumer demand.

Additionally, during the period from Successor Period, management was building new business processes, practices, and procedures to transform the business into a more profitable model. During this period, approximately $5,373,175 of unsaleable, obsolete, and damaged inventory was identified, segregated, destroyed, and properly disposed or reserved.

Six Months ended June 27, 2020 compared to Six Months ended June 29, 2019

For the six months ended June 27, 2020 (“Interim 2020") compared to the six months ended June 29, 2019 (“Interim 2019”) the reduction in Selling, general and administrative was driven by reductions in of payroll, professional services, software, subscription services, and marketing. New management has built new process and protocols as well as streamlined the product offering to operate more efficiently. Additionally, unprofitable stores were closed thereby eliminating certain overhead support.

Net revenues declined $10,368,448, or 52%, in Interim 2020 compared to Interim 2019 due to the impact of the COVID-19 pandemic and the closure of 33 retail stores in the bankruptcy process. The decrease in retail sales was primarily due to a reduction in retail doors in operation resulting from the closure of certain underperforming Company-owned locations during the bankruptcy process and due to COVID-19. Same store sales at all Company-owned stores and Nordstrom Shop-in-Shop decreased 61% during Interim 2020 compared with same store sales during Interim 2019. The decrease in retail sales was offset by an 18% increase in e-commerce sales, which was primarily driven by more targeted and strategic marketing efforts during Interim 2020 compared with Interim 2019. Additionally, as a result of COVID-19, more consumers were making online purchases of our products as compared to the previous year.

Despite many of our department store partners being shut down due to COVID-19, we have been able to further expand into grocery and direct shipping partnerships. This has allowed this channel to only decrease by 28% as compared to the higher decreases in other channels during Interim 2020 compared to Interim 2019. We have expanded distribution with additional grocery and on-line gifting companies partially offsetting the decline in our department store demand. Corporate sales and franchise sales declined 59% and 85%, respectively, during Interim 2020 compared to Interim 2019. COVID-19 had in impact on both channels, leading to lower sales as most socially oriented gifting events were cancelled or postponed. Our franchise revenues declined year-over-year due to the closure of stores.

Net loss for Interim 2020 was $4,100,746 compared to $14,158,840 during Interim 2019. Management reduced selling, general and administrative expenses by $13,065,637 in Interim 2020 versus Interim 2019, driving a $10,058,094 profit improvement. This reduction in selling, general, and administrative expenses was achieved by eliminating unprofitable retail stores, redundant layers of management, excessive administrative costs, and streamlining the product offering.

Gross margin increased 1.4 percentage points during Interim 2020 versus Interim 2019. This result was driven by a price increase, the discontinuation of lower margin product, and the realignment of freight revenue versus freight expense.

Liquidity and Capital Resources

The Company’s current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources which may be dilutive to existing stockholders. If we are unable to secure financing on commercially reasonable terms, if at all, our business, financial position, results of operations and cash flows may be materially and adversely affected.

Cash and Cash Equivalents

As of June 27, 2020, the Company’s cash and cash equivalents was $1,653,109. Cash equivalents include highly liquid investments with an original maturity of three months or less from the date of purchase. The Company’s operations have been financed to date by a combination of revenue, debt and two cash injections. See “-- Bristol Luxury Group LLC Debt.” The primary cash needs have been to fund working capital requirements (primarily marketing for fast growth and inventory to support that growth), repay indebtedness (interest and principal payments) and operating expenses.

Going Concern

For the period ended June 27, 2020 the Company has an accumulated deficit of $10,154,504 since its inception. As of June 27, 2020, the Company had a cash balance available of approximately $1,653,109 unrestricted and $239,665 restricted, and net working capital of $6,834,772, which would have been sufficient for the next twelve months had it not been for the impact of COVID-19 pandemic. Consequently, the company secured a $2,000,000 PPP loan and a $1,000,000 working capital advance from BLG to bolster its liquidity. The Company’s ability to continue as a going concern is dependent on its ability to grow its revenue and generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises the risk that the Company may not continue as a going concern.

Bristol Luxury Group LLC Debt

On October 31, 2019, Sugarfina Holdings LLC , the Successor, acquired substantially all of the assets of Sugarfina Inc., the Predecessor, a separate entity with different ownership and management that was in bankruptcy. To fund the purchase of the Predecessor’s assets, the Successor signed the Note as debtor to Bristol Luxury Group LLC (“BLG”), which holds 100% of the Successor’s equity, in the amount of $15,000,000 at an interest rate of 12% per annum with a maturity date of May 21, 2021. When the Successor became Sugarfina Corporation on September 26, 2020, BLG continued to own the same controlling interest and the Note maturity date was extended by three years to May 2024. Under the terms of the Note, the Company may borrow, repay and reborrow funds under the Note in one or more loans up to the maximum of $15 million. Paul L. Kessler and Diana Derycz-Kessler, who also sit on the Company’s board of directors jointly own a majority of BLG. Scott LaPorta also owns 2% of BLG directly. Mr. LaPorta also sits on the board of directors and is the current CEO of the Company and was CEO of the Successor when BLG and the Successor agreed to the terms of the Note. At June 27, 2020, $16,241,085 was outstanding under the Note.

Under the terms of the Secured Promissory Note, the debt is secured by a first priority interest in the substantially all of the Company’s assets including cash, accounts receivable, inventory, fixed assets, and intellectual property. This means that if the Company were to declare bankruptcy, BLG and its holders would be paid first before the stockholders would receive anything. Furthermore, if the Company takes on additional debt after this offering, that debt and its creditors may also receive priority ahead of the stockholders in the event of bankruptcy.

On October 31, 2019, BLG also advanced $1,600,000 to the Successor primarily for the purpose of funding working capital. $1,420,000 of the cash injection was booked as equity and $180,000 recorded in the Company’s accounts payable without further documentation. The working capital funds in accounts payable function like a line of credit under which the Company may borrow funds, repay those funds, and then borrow funds again. In August 2020, BLG added another $1,000,000 to the accounts payable for the purpose of making additional funds available to the Company to use as working capital. At June 27, 2020, the Company’s accounts payable to BLG totaled $1,180,000.

Management opted to seek cash injections from BLG instead of seeking credit facilities with a bank or financial institution because management believes the terms of the cash loans from BLG would be more favorable than from a lending institution at this stage of the Company’s development. Management was expecting to provide additional working capital to the Company in light of both its seasonality and the impact of the economic downturn resulting from the COVID-19 outbreak.

Given that all or substantially all of the Company’s assets serve as collateral for the Note, the Company may find it difficult to obtain financing in the future on terms that are reasonable. Our current strategic initiatives require capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources which may be dilutive to existing stockholders. if we are unable to secure financing on commercially reasonable terms, if at all, our business, financial position, results of operations and cash flows may be materially and adversely affected.

Paycheck Protection Program

On April 8, 2020, the Successor applied for and was granted a loan under the SBA’s PPP in the amount of $2,000,000 through JPMorgan Chase Bank, N.A., for the purpose of covering the Company’s payroll, lease payments and utilities. The loan has a maturity date of April 8, 2022, with an annual interest rate of 0.98%. Under the terms of the loan, Sugarfina has a six month deferral period. This loan is presented on the balance sheet for the period January 1 through June 27, 2020 as “Noncurrent Liabilities – SBA PPP Loan (forgivable loan)”. The receipt of funds under the PPP has allowed the Company to temporarily avoid additional workforce reduction measures amidst a steep decline in revenue and production volume. The Company believes that since it used 100% of the funds exclusively for payroll, occupancy, and utility costs in accordance with the guidelines, that 100% of the loan will be forgivable. Accordingly, the Company plans to apply for 100% forgiveness. If the loan, or a portion thereof is not forgiven, the Company believes it will be able to repay the PPP loan and interest with funds from operations. While the Company believes it has sufficient liquidity with its current cash position, the Company will continue to monitor and evaluate all financing alternatives as necessary as these unprecedented events evolve. For more information, please see “Risk Factors – “We have an amount of debt that may be considered significant for a company of our size, and we may incur additional debt in the future, which may materially and adversely affect our business, financial position, results of operations and cash flows” and “Our results of operations may be negatively impacted by the coronavirus outbreak."

The Company estimates that if it raises the maximum amount sought in this offering, it could continue at its current rate of operations for three to four years without raising additional capital.

Plan of Operations

The Company aims to build brand awareness by pitching editors and gifting influencers, curating customized mailers, and partnering with media. Paid marketing tactics are focused on new customer acquisition and include search engine marketing, social media advertising, paid influencers, sampling and experiential events. Nonpaid marketing efforts focused on driving repeat and loyalty include email marketing to a large and growing subscriber base, social media posts featuring product and lifestyle content, public relations outreach to major media outlets, and a customer loyalty program called SugarfinaRewards.

We have grown our e-commerce customer list from 477,000 subscribers in January 2020 to 525,000 potential customers in October 2020 primarily through social media based advertising, influencer marketing, and sweepstakes. In 2020 so far, the Company has invested approximately $175,000 in these efforts to increase its e-commerce customer list by 10%. We have funded this activity with cash from operations. The Company plans to continue spending approximately $25,000 per month with cash from operations to continually increase its e-commerce customer list and drive online revenue growth.

The Company also plans to identify and stay current with new trends by attempting to develop partnerships with brands that have robust influencer relationships, such as the COOLA® Collaboration earlier this year. The Company has recently signed new collaboration agreements with a premium rosé wine company, and a millennial-focused bridal brand. These agreements do not contain any royalty provisions. Our internal creative team has designed specialty bento boxes, sleeves, and labels for these collaborations. We plan to invest approximately $15,000 in these components to support their launches. These initiatives will continue to be funded with cash from operations.

In order to optimize and expand the Company’s corporate sales channel, the Company has built a new corporate gifting capability by creating a “clear label” that enables us to pre-build finished goods inventory that can be customized later to meet customers’ tailored requirements. This capability facilitates a quicker response time allowing us to capture short lead time orders. We have created a customized gifting electronic catalog with an expanded assortment for ease of selling by our corporate gifting sales team. We have funded this capability build with cash from operations.

The Company is expanding its North American wholesale business primarily through opening new specialty grocery and online gifting accounts with a focused effort from its internal sales force. During 2020 we have expanded distribution in both categories in the United States and Canada. We have funded these efforts with cash from operations. During November 2020 we will launch into a major specialty grocery chain based in the upper Midwest, and with a major online food gifting company. The specialty grocer account has submitted their initial purchase order that we plan to fulfill during the first week of November and we plan to launch online with the food gifting company at approximately the same time. We are funding this inventory investment with cash from operations. Additionally, we have expanded distribution with our existing large department store customers by building an internal “vendor direct ship” capability enabling us to list our products on their e-commerce platforms and ship consumer orders directly from our distribution facilities. This capability was funded with cash from operations.

In a further effort to expand our sales outlets in North America, we have recently signed leases to open and operate four new Sugarfina branded boutique retail stores in the greater Los Angeles area. The approximately seven-year leases contain percentage of sales rent terms during the first two years with a mutual option for early termination after three years based on sales performance. We are funding the upfront deposits and leasehold improvements totaling approximately $160,00 with cash from operations and a $100,000 tenant improvement allowance from the landlord. We plan to open these new stores by the end of 2020, and we continue exploring additional retail locations for 2021.

The Company is also building an additional on-line store front on Amazon.com that we anticipate will launch by year-end 2020. This on-line store will be managed by Sugarfina directly leveraging the Company's existing e-commerce infrastructure. As such, upfront incremental development costs have been minimal. The Company plans to sell its existing core product assortment through Amazon to meet this demand.

Internationally, we have three main initiatives underway. We recently expanded retail distribution by launching into Myer department stores in Australia. We shipped $285,000 of product to Myer in August, have received payment from them, and our products are now available for sale in their stores. We funded the inventory build for their initial purchase order with cash from operations. Secondly, in November we plan to launch the Sugarfina brand on a well-known Japanese luxury consumer e-commerce platform. We have secured agreements for brand management services, order management services, and contracted with a logistics company for fulfillment services. Our investment to date of approximately $15,160 in setting up this infrastructure has been funded with cash from operations. Other than building additional existing core inventory to meet this on-line Japanese demand we do not anticipate any further investment and the inventory will be funded with cash from operations. Third, we have retained an international development firm based in the United Kingdom to pursue additional wholesale distribution expansion opportunities in the United Kingdom, Europe, the Middle East and Russia. The Company has paid this firm an upfront fee of $8,500 funded with cash from operations, and they will earn additional commissions based on future revenues that they secure for Sugarfina.

The Company is also implementing strategies for long-term operational improvements that should positively impact working capital. The Company aims to streamline its distribution process by concentrating all of its assembled products in a single warehouse which would also become the sole distributor of the Company’s assembled products to retail stores, corporate gifting customers, and ecommerce customers. This initiative will enable the Company to consolidate its finished goods inventory, shipping activities, and increase capacity to meet higher demand from the revenue initiatives described above. We plan to lease a newly developed facility built by a third party. We are in negotiations with the landlords on two potential sites regarding a seven year lease with renewal options and are developing detailed budgets for the necessary operational items which currently total approximately $2 million. While the Company can fund this initiative from a combination of cash from operations and short-term borrowings from the current stockholders, it may use up to $2 million from the offering for this purpose. In order to minimize operational risk during the transition period in the Spring the company can continue to fulfill orders through its third-party logistics partner located in San Diego.

The Company is developing these incremental marketing, sales, distribution and operational capabilities to support its long-term plans to grow revenues funded by cash from operations. The net proceeds from this offering will be used as indicated in the “Use of Proceeds” table on page 31 to accelerate our growth rate as a function of having additional capital to invest in product development, marketing, sales initiatives, and working capital. These plans include potentially acquiring incremental complimentary consumer lifestyle brands depending on market conditions. The acquisition of incremental brands is partially contingent upon raising additional capital in this offering. Depending on the success of this offering, we may utilize a portion of the proceeds for such acquisitions.

We foresee the largest obstacle that may prevent us from achieving our goals is the potential occurrence of a second wave of COVID-19 that causes the economy to shut back down, limiting consumer activity. We anticipate that our sales diversification, distribution, and expansion initiatives with grocery stores and opening up additional online direct to consumer store fronts would partially offset the impact of a potential new outbreak. The second major challenge we may face relates to our supply chain, specifically with regard to our suppliers and co-packer. They may not be able to meet our demand needs without proper forecasts from us. We are building a stronger planning capability internally in order to provide rolling 12 months forecasts to our supply base to enable them to better and more timely meet our needs. Additionally, a major global second wave of COVID-19 may strain our international suppliers’ ability to meet our demand.

We believe our existing plans for the remainder of 2020 and the first six months of 2021 can be funded with cash from operations, and if necessary, incremental short-term borrowings from the current stockholders, as well as the proceeds from the offering. See "Use of Proceeds.”

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company may be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In the near term, the Company plans to rely on its primary stockholder, BLG, to continue its commitment to fund the Company’s continuing operating requirements.

The Company will require a minimum of $3,000,000 to $5,000,000 for the next 12 months to fund its operations, which will be used to fund expenses related to operations, marketing, product development, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, and would facilitate the Company’s business of selling and distributing its products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. However, if the Company is not able to successfully raise monies as offering needed through this offering, or a private placement or other securities offering, the Company’s owners have access to additional sources of equity capital which they may choose to turn to in order to fund its operations.

Each of these steps present significant risks with respect to our ability to implement our plan of operations, which are discussed in the "Risk Factors".

Trend Information

Our primary goal is to add customers in our e-commerce and retail store sales channels as well as adding customers in our wholesale and corporate sales channel. As we add customers we will be able to grow our brands. Increasing demand, along with media coverage in the United States, has driven and continues to drive an increase in sales of our confectionery products.

We continue to find media channels to drive awareness and trial of our products and acquire new customers. As we continue to have more successful products and brands in our portfolio our ability to grow gains positive momentum.

The confectionery industry is a sizable market, and is predicted to witness a steady CAGR of 3.5% in the period of 2019-2026 globally. We believe the Company is one of the few confectionery companies that is connecting with the next generation of consumers and that should lead to a significant and expanding market opportunity. With a strong portfolio of brands and an industry-leading creative, marketing, and sales team, we believe the Company has the potential to seize a larger portion of the US confectionery market.

Our net revenue has been negatively impacted by the COVID-19 pandemic. We are unable to predict the duration and magnitude of this impact going forward.

COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which continues to spread throughout the United States. While the disruption is currently expected to be temporary, there is uncertainty around the duration.

COVID-19 has been a highly disruptive economic and societal event that has affected our business and has had a significant impact on consumer shopping behavior. To serve our customers while also providing for the safety of our team members, we have adapted aspects of our logistics, transportation, supply chain and purchasing processes. On March 17, 2020, the Company issued a shelter-in-place order to its employees based in our El Segundo, California headquarters, and began welcoming employees back to headquarters In late June and early July 2020.

As the Company qualified as an essential business as defined by state regulations, we continued to operate our distribution centers while maintaining social distancing. At the same time, we have taken a variety of safety measures following federal, state and local guidelines at our fulfillment centers’ operations. These safety measures include enhanced daily cleaning and disinfection policies, enhanced personal hygiene efforts and implementing social distancing efforts and awareness throughout the fulfillment centers. The reduced manpower in warehouses, together with increased e-commerce orders, led to minor delivery delays but we have not experienced any significant disruptions in our supply chain or any carrier interruptions or delays. If, as a result of COVID-19, we face disruptions in our supply chain, or are unable to continue to operate one or more of our fulfillment centers or timely deliver orders to our customers, we may not be able to retain our customers or attract new customers.

Since late March 2020, we have experienced a significant increase in e-commerce demand primarily as a result of changes to consumer behaviors resulting from the various stay-at-home and other restrictions placed on consumers throughout much of the United States in response to the COVID-19 pandemic. This increased demand may not continue at current levels, if at all, depending on the duration and severity of the COVID-19 pandemic, the length of time stay-at-home and restaurant restriction orders stay in effect and for economic and operating conditions, and consumer behaviors to resume to levels prior to the COVID-19 pandemic and numerous other uncertainties.

Nearly all stores have been directly and negatively impacted by public health measures taken in response to COVID-19, with nearly all locations experiencing reduced operations as a result of, among other things, modified business hours and store and mall closures. As a result, wholesale partners did not order products for their stores in line with forecasted amounts and have only recently begun ordering from us again. This trend has negatively impacted, and may continue to negatively impact, among other things, retail and wholesale sales.

During this challenging time, our foremost priority is the safety and well-being of our employees, customers, business partners and communities. In addition to our already stringent practices for the quality and safety of our products, we are diligently following health and safety guidance issued by the World Health Organization, the Centers for Disease Control and state and local governmental agencies. COVID-19 has had an unprecedented impact on our industry as containment measures continue to escalate. Numerous countries, states and local governments have effected ordinances to protect the public through social distancing, which has caused, and we expect will continue to cause, a significant decrease in, among other things, retail traffic and as a result, wholesale sales and retail sales. With that said, Sugarfina products remain available for sale online and in our stores. Our current focus is on driving growth in our online sales and wholesale direct business partners. The number of our stores remaining open may change frequently and significantly due to the ever-changing nature of the outbreak.

In these challenging and unprecedented times, management is taking all necessary and appropriate action to maximize our liquidity as we navigate the current landscape. These actions include significantly reducing our operating expenses and purchasing volume to reflect reduced sales volumes as well as the elimination of all non-essential spending and capital expenditures. Further, in an abundance of caution and to maintain ample financial flexibility, we applied for and received the PPP loan, which has allowed us to temporarily avoid workforce reduction measures amidst a steep decline in revenue. While we believe we have sufficient liquidity with our current cash position, we will continue to monitor and evaluate all financing alternatives as necessary as these unprecedented events evolve.

While wholesale, gifting, and retail store sales were reduced in April through June 2020, they started to rebound in July and August and we anticipate September revenues returning to pre-COVID-19 levels. We cannot predict the duration or severity of the economic impact of COVID-19 or its ultimate impact on our wholesale operations.

The ultimate financial impact on the Company’s future operating results and consolidated financial statements cannot be reasonably estimated at this time. However, as of the date of this Offering Circular, the company has experienced increased demand for its products so it does not expect this matter will have a material negative impact on its business, results of operations, and financial position.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s officers and directors are as follows. The Company does not currently have any “significant employees” as defined by the Commission.

Name	Position	Age	Term of Office
Executive Officers:
Scott LaPorta	CEO	58	Since November 1, 2019
Fiona Revic	Secretary and Corporate Counsel	29	Since July 6, 2020
Maija Benincasa	Vice President of Marketing & Creative Director	35	Since January 21,2020
Ryan Nelson	Vice President of Sales	45	Since November 1, 2019
Debra Allen	Vice President of Human Resources	41	Since November 1, 2019
Naveed Goraya	Vice President of Supply Chain Operations	39	Since November 1, 2019
Directors:
Scott LaPorta	Director	58	Since November 1, 2019
Paul L. Kessler	Director	59	Since November 1, 2019
Diana Derycz- Kessler	Director	55	Since November 1, 2019

Scott LaPorta, CEO and Director

Scott LaPorta is a proven senior executive with a record of driving outstanding performance within highly competitive and aspiration driven consumer businesses/brands including Levi Strauss, Hilton, Marriott, Bolthouse Farms, and most recently GT’s Kombucha. Scott provides strategic vision as well as creative and disciplined operational leadership. He has successfully developed and commercialized under managed businesses into high growth enterprises while expanding margins and building capability. Mr LaPorta has raised over $30 billion in capital and led or co-led over $10 billion of M&A activity as a CFO of operating companies in the hospitality, lodging, and casino industries. He has also led two IPO spin off transactions. Scott took on a turnaround role at Levi Strauss in 2002 that included leading strategy, planning, and restructuring and then ran three divisions of the company. Mr LaPorta successfully led the commercialization, growth, and eventual sale of the Bolthouse Farms fresh food and beverage business at a category leading exit multiple for a private equity firm. He was with Bolthouse Farms from 2009 through 2016. From January 2017 to July 2018, Mr. LaPorta lead Neuro Drinks as its President. From September 2018 to September 2019, Mr. LaPorta served as Chief Commercial Officer of GT’s Living Foods. Mr LaPorta holds an MBA in Finance and Marketing from Vanderbilt University and a BS in Accounting from the University of Virginia. While he was at the Virginia Scott was a collegiate baseball pitcher.

Fiona Revic, Secretary and Corporate Counsel

Fiona Revic, Esq., is currently our Corporate Counsel. She has served in that position since July 2020. Prior to joining Sugarfina, she was In-House Counsel at Neoteryx, LLC from February 2020 to June 2020 responsible for all legal matters in the normal course of business and was previously Contracts Manager from March 2016 to February 2020 responsible for all commercial contracts. Prior to that, she was Assistant to In-House Counsel at Phenomenex Inc. from January 2015 to January 2016 and assisted with all legal matters. She holds Bachelor of Laws (LLB) degree from the University of Bristol, UK, completed her Legal Practice Course at the University of Law in London, UK, holds her Master of Laws (LLM) from UCLA, and is a member in good standing of the California Bar.

Maija Benincasa, Vice President of Marketing & Creative Director

Maija Benincasa has 12 years of experience in Consumer Packaged Goods. Maija has focused her marketing career on new product development and introduced award-winning consumer product innovations driven by consumer insights and market trends. Prior to joining Sugarfina, in 2016 Maija founded Benincasa Milano, a women’s luxury direct-to-consumer custom footwear business where she successfully raised capital, established a global supply chain in Italy, commercialized a patent-pending footwear invention, and was recognized as a leading “Woman in Tech” by the startup community. Prior to starting Benincasa Milano, Maija was a Senior Brand Manager at Bolthouse Farms from 2012 to 2016 where she led premium beverage strategy and innovation including the creation of 1915 by Bolthouse Farms, an organic cold-pressed juice line recognized by Entrepreneur Magazine for innovative packaging. Maija holds an MBA from the UCLA Anderson and a BS in Business from the University of Southern California with Magna Cum Laude honors.

Ryan Nelson, Vice President of Sales

Ryan Nelson brings over 20 years of retail experience to Sugarfina. In his current role at Sugarfina, Ryan is responsible for managing the sales and merchandising strategies for the Sugarfina retail experience both in-store and online. Ryan has been with Sugarfina since May 2016. Prior to joining the brand, Ryan served as the head of retail at Godiva USA from November 2015 and brings a wealth of confections experience along with 10 years in retail management experience from KB Toys. Ryan attended Arizona State University.

Debra Allen, Vice President of Human Resources

Debra Allen serves as our current Vice President of Human Resources. She has been in the role since the launch of the Company on November 1, 2019. Prior to joining us, she served as the head of Human Resources at the Los Angeles Film School from August 2016 to August 2019. In that position she oversaw 400 employees at two different campuses as an HR department of one. Prior to that she held the position of Head of Human Resources for various entertainment companies and ran her own HR consulting firm, spanning from May 2004 to July 2016. She holds a B.A. in political Science from California State University, Northridge and is currently working on her Master’s Degree in Human Resources Management at the University of Southern California.

Naveed Goraya, Vice President of Supply Chain Operations

Naveed Goraya is currently our VP of Supply Chain Operations and oversees Quality, DC Operations, Order Management and Logistics . He joined Sugarfina in October 2019. Prior to joining Sugarfina, he was the VP of Supply Chain for Caliva, a premier cannabis company, from 2018 to 2019. There he oversaw a departmental budget of $25 million. In that position he was responsible for converting to a vertically-integrated supply chain and with expanding a direct-to-consumer distribution model by scaling the operations with growing wholesale and digital e-commerce business. Prior to that he was Head of Supply Chain for Santa Cruz Nutritionals from 2017-2018. Prior to that he was with Captek Softgel International as Director of Supply chain from 2015 to 2017. He holds a B.S. degree in Biology and Chemistry from California State University Bakersfield.

Paul L. Kessler, Director

Paul L. Kessler is Principal, Portfolio Manager and Founder of Bristol Capital Advisors, LLC and has extensive experience as a financier and venture capitalist. He is well versed at identifying deep value investment opportunities in a variety of industries. Mr. Kessler has broad experience in finance, actively sourcing, identifying, negotiating, and structuring investment transactions. He has actively worked with executives and boards of companies on corporate governance, strategy, and alignment of interests with stakeholders. Mr. Kessler has guided and overseen over 700 investment transactions. Mr. Kessler is married to Diana Derycz-Kessler.

Diana Derycz-Kessler, Director

Diana Derycz-Kessler has 20 years of experience serving as a principal investor in Bristol Capital Advisors with investments in growing public and private companies in a variety of sectors. Through her investment activities she has taken on active operational roles, including a 17-year tenure as Owner, CEO and President of the Los Angeles Film School where she significantly grew the school’s size and presence to become a leader in media arts education. Ms. Kessler also has extensive experience in strategy, business operations, corporate governance, legal affairs. She holds a Law Degree from Harvard Law School, a Master’s Degree from Stanford University, and her Undergraduate Degree from UCLA. Ms. Kessler is married to Paul L. Kessler.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2019 the three highest-paid directors and executive officers were members of the management team of the Predecessor, who were paid as set forth in the table below.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)(1)	Total compensation ($)
Joshua Resnick	Co-CEO & Founder	$296,154	$13,743	$309,897
Rosie O’Neill	Co-CEO & Founder	$296,154	$4,804	$301,458
Lance Miller	General Counsel and Chief Restructuring Officer	$327,885		$327,885

(1)	Represents value of benefits received

For the fiscal year ended December 31, 2019, the Predecessor paid its directors $61,000. There were 7 directors in this group. The Successor did not pay its directors for fiscal year 2019. There were 3 directors in this group.

We have an employment agreement with Scott LaPorta, our CEO, CFO and Director, with a term of four years and successive one-year renewal options. Mr. LaPorta is paid an annual base salary of $485,000 and is eligible to receive an annual bonus based on the Company’s achievement of goals for revenue and EBITDA. His target performance bonus is 70% of his base salary with the ability to earn up to 200% of the target bonus each fiscal year based on two components – revenue and EBITDA. In the event Mr. LaPorta is terminated without cause or leaves the Company for good reason, he will receive his base salary earned through the date of termination, accrued and unused paid time off, reimbursed expenses, all other accrued payments and benefits under his employment agreement. He will also receive a lump sum of his base salary plus a pro rata portion of his target bonus for that fiscal year, provided he signs a release of claims against company. In the event of a change of control or similar event, Mr. LaPorta will receive the same amounts as described above if, within twelve months of the change of control, he is terminated without cause or leaves for good reason.

Mr. LaPorta is eligible to receive a discretionary performance bonus, which would be granted at the sole discretion of the board of directors, for successfully transitioning the Company through the holiday season during the period of November 1 through December 31, 2019. Due to the impact of COVID-19, the board of directors has deferred making a decision about this bonus until after the pandemic.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of September 26, 2020, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Paul L. Kessler (2)	10,292,298	0	82.3%
Common Stock	Scott Kaufman (3)	1,956,933	0	15.7%
Common Stock	Diana Derycz-Kessler (2)	10,292,298	0	82.3%
Common Stock	All executive officers and directors as a group (7 people in this group)(4)	10,543,067	0	82.3%

(1)	The address for all beneficial owners is 1700 E Walnut Ave., Suite 500, El Segundo, CA 90245

(2)	Mr. Kessler and Ms. Derycz-Kessler own their interest in the Company through Bristol Luxury Group LLC, which they each jointly own, through their entities Bristol Investment Fund Ltd. and Vendome Trust.

(3)	Mr. Kaufman owns his interest in the Company through his ownership of Barlock Capital, which has an interest in Bristol Luxury Group LLC.

(4)	Does not include shares to be issued in this offering, over which investors will grant an irrevocable proxy to Mr. LaPorta. See “Securities Being Offered– Common Stock – Voting Rights and Proxy,” below.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On October 31, 2019, Successor acquired all of the assets of Predecessor, a separate entity with different ownership and management that was in bankruptcy. To fund the purchase of the Predecessor’s assets, the Successor signed a Note as debtor to Bristol BLG, in the amount of $15,000,000 at an interest rate of 12% per annum with a maturity date of May 21, 2021, which has now been extended to May 21, 2024. Paul L. Kessler and Diana Derycz-Kessler, who sit on the Company’s board of directors, own a combined 82.34% of BLG through their Bristol Investment Fund Ltd. and Vendome Trust. Barlock Capital owns 15.7% of BLG. Scott La Porta owns the remaining 2% of BLG, and is the Company’s CEO, CFO and a director. At June 27, 2020, $16,241,085 was outstanding under the Note. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Liquidity and Capital Resources – Bristol Luxury Group LLC Debt,” above.

On October 31, 2019, BLG also loaned the Successor $180,000 in cash followed by another $1,000,000 cash loan in August 2020, for the purpose of making additional funds available to the Company for use as working capital. At June 27, 2020, $180,000 was held in the Company’s accounts payable leaving the Company with a debt of $$16,421,085 owed to BLG. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bristol Luxury Group LLC Debt,” above.

Including the $1,000,000 August 2020 advance, in total, the Company owes BLG, and so also owes its CEO, Mr. LaPorta, and two of its current directors, Mr. Kessler and Ms. Derycz-Kessler, $17,421,085.

SECURITIES BEING OFFERED

General

The Company is offering up to 2,750,000 shares of Common Stock, including Bonus Shares. The following description summarizes important terms of the Company’s Common Stock. This summary does not purport to be complete and is qualified in its entirety by the Certificate of Incorporation and Bylaws, which will be filed with the state of Delaware on or about September 26, 2020, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s Common Stock, you should refer to the Certificate of Incorporation, the Bylaws, and applicable provisions of the Delaware General Corporation Law.

The authorized capital stock of the Company consists of 30,000,000 shares. As of the date of this Offering Circular, the authorized capital is comprised of 25,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The Company expects to adopt an employee stock option plan on September 26, 2020, when it reincorporated into a Delaware corporation, with 500,000 shares authorized but not issued. The outstanding capital stock includes 12,500,000 shares of Common Stock and the total number of shares of Common Stock subject to awards under the stock option plan was 500,000. The rights and preferences of the Common Stock are described below.

Common Stock

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights and Proxy

Common stockholders are entitled to one vote for each share of Common Stock held at all meetings of stockholders. The subscription agreement that investors will execute in connection with this offering grants an irrevocable proxy to the Company’s CEO to (i) vote all securities held of record by the investor (including any shares of the Company’s capital stock that the investor may acquire in the future), (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the CEO determines is necessary or appropriate at the CEO’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investor becomes party to the subscription agreement and must agree to be bound by the terms of the proxy. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock or five years from the date of execution of the subscription agreement. The full subscription agreement appears as Exhibit 4 to the Offering Statement of which this Offering Circular forms a part.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, after the payment of all of our debts and other liabilities, and the satisfaction of the liquidation preferences granted to the holders of preferred stock should any be issued in the future, the holders of Common Stock and the holders of preferred stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

Additional Rights and Preferences

Holders of Common Stock have no preemptive, conversion, anti-dilution or other rights, and there are no redemptive or sinking fund provisions applicable to Common Stock.

Preferred Stock

Though the Company currently has no plans to issue any shares of Preferred Stock, under the Certificate of Incorporation, the board of directors will have the authority, without further action by the stockholders, to designate and issue up to 5,000,000 shares of Preferred Stock in one or more series. The board of directors may also designate the rights, preferences and privileges of the holders of each such series of Preferred Stock, any or all of which may be greater than or senior to those granted to the holders of Common Stock. Though the actual effect of any such issuance on the rights of the holders of Common Stock will not be known until such time as the board of directors determines the specific rights of the holders of Preferred Stock, the potential effects of such an issuance include:

•	diluting the voting power of the holders of Common Stock; reducing the likelihood that holders of Common Stock will receive dividend payments;
reducing the likelihood that holders of Common Stock will receive payments in the event of the liquidation, dissolution, or winding up of the Company; and
•	delaying, deterring or preventing a change-in-control or other corporate takeover.

PLAN OF DISTRIBUTION

The Company is offering up to 2,750,000 shares of Common Stock (not including Bonus Shares), on a best efforts basis as described in this Offering Circular. The Company has engaged StartEngine Primary LLC (“StartEngine Primary”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best efforts basis. As such, StartEngine Primary is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.startengine.com/sugarfina. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

Commissions and Discounts

The following table shows the total discounts and commissions payable to StartEngine Primary in connection with this offering by the Company:

	Per Share	Total
Public offering price	$10.00	$25,000,000
Placement Agent commissions	$0.35	$875,000
StartEngine Processing Fee	$0.35	$875,000
Proceeds, before expenses	$9.65	$24,125,000

The Company will also be required to issue to StartEngine Primary warrants for the purchase of shares of our Common Stock at an exercise price of $10.00 per share. The number of shares acquirable upon exercise of the warrant will be equal to 2% of the gross proceeds raised through StartEngine Primary, divided by $10.00 per share, rounded to the nearest whole share. If we raise the maximum amount in this offering, we would issue 50,000 shares of the Company’s Common Stock to StartEngine Primary.

The warrants will be exercisable for up to five years after the date on which this offering is qualified. The warrants and shares issuable upon exercise of the warrants may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of qualification or commencement of sales of the offering pursuant to which the warrants were issued, except as provided in FINRA Rule 5110(g)(2). The warrants include customary adjustment provisions for stock splits, stock dividends, and recapitalizations and other similar transactions.

Other Terms

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

•	design, build, and create the Company’s campaign page,

•	provide the Company with a dedicated account manager and marketing consulting services,

•	provide a standard purchase agreement to execute between the Company and investors, which may be used at Company’s option and

•	coordinate money transfers to the Company.

In addition to the commission described above, the Company will also pay $15,000 to StartEngine Primary for out of pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the Company’s offering. Any portion of this amount not expended and accounted for will be returned to the Company. Assuming the full amount of the offering is raised, we estimate that the total fees and expenses of the offering payable by the Company to StartEngine Primary will be approximately $890,000.

StartEngine Primary will charge you a non-refundable processing fee equal to 3.5% of the amount you invest at the time you subscribe for our securities, equivalent to $0.35 per share, capped at $700 per investor. This fee will be refunded in the event the Company does not raise any funds in this offering.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine Crowdfunding”), an affiliate of StartEngine Primary, at the domain name www.startengine.com/sugarfina (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the Company will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Credit Card Services Agreement.

Bonus Shares; Discounted Price for Certain Investors

Certain investors in this offering are eligible to receive additional shares of Common Stock (effectively a discount) for their shares purchased (“Bonus Shares”) equal to 10% of the shares they purchase beginning at purchases of $10,000 or more. See “—Perks”. Fractional shares will not be distributed and Bonus Shares will be determined by rounding down to the nearest whole share. For example, an investor who purchases $10,000 of Common Stock will pay an effective price of approximately $9.09 per share before the StartEngine processing fee, a discount of 9.1%. The StartEngine processing fee will be assessed on the full share price of $10.00, and not the effective, post bonus, price. The Company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the proceeds that the Company receives. The Company has made 250,000 Bonus Shares available in this offering.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. The Company estimates that processing fees for credit card subscriptions will be approximately 3% of total funds invested per transaction, although credit card processing fees may fluctuate. The Company intends to pay these fees and will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks. The Company estimates that approximately 75% of the transactions in this offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in “Use of Proceeds to Issuer.” Upon closing, funds tendered by investors will be made available to the Company for its use.

There is a minimum individual investment in this offering is $500.00.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount, including the StartEngine processing fee, that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The Company has entered into an Escrow Services Agreement with Prime Trust LLC (the “Escrow Agent”) and StartEngine Primary. Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Once an investor submits a subscription agreement on the StartEngine portal and the Escrow Agent receives the investor's funds into the escrow account, the Escrow Agent will perform AML and KYC checks to verify the identity and status of the investor.  If there are errors or incomplete information that needs to be resolved to complete the subscription, the StartEngine portal will generate emails instructing the investor on what to do to complete the process.  Once the checks performed by the Escrow Agent are completed, the investor receives an email regarding the progress of the investment and the funds are available to be disbursed to the Company at a closing.  The Company has access to a dashboard on the StartEngine platform that will indicate the amount of funds received from investors that have completed the subscription process.  When the Company seeks to hold a closing and receive a distribution of funds, it will submit a request for a disbursement of funds through the StartEngine issuer dashboard. StartEngine will review the disbursement request to verify there are funds disbursable and that the banking information provided by the Company is accurate.  If approved, StartEngine will accept the disbursement request and will notify the Escrow Agent to disburse funds from the escrow account to the Company's provided bank account.  After notice has been provided to the Escrow Agent, funds will be processed and will be available in the Company's account within 24-48 business hours.  As soon as the funds move from the escrow account to the Company’s bank account, the investors who were a part of the closing will receive a final confirmation email from StartEngine regarding the status of their investment, together with a fully executed subscription agreement.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company.

In the event that the Company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

Pursuant to our agreement with StartEngine Primary, the Company agrees that 6% of the total funds received into escrow will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The hold will remain in effect for 180 days following the close of the offering. 60 days after the close of the offering, 4% of the deposit hold will be released to the Company. The remaining 2% will be held for the final 120 days of the deposit hold. After such further 120 days, the remaining 2% will be released to the Company. Based on the assumed maximum amount that we might owe StartEngine Primary, we estimate the deposit hold could be for up to $1,500,000.

Startengine Secure LLC, an affiliate of StartEngine Primary, will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

In the event that it takes some time for the Company to raise funds in this offering, the Company will rely on income from sales, accounts receivable collections, and possibly from BLG as needed.

Provisions of Note in Our Subscription Agreement

Proxy

The subscription agreement grants an irrevocable proxy to the Company’s CEO to (i) vote all securities held of record by the investor (including any shares of the Company’s capital stock that the investor may acquire in the future), (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the CEO determines is necessary or appropriate at the CEO’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investors becomes party to the subscription agreement and must agree to be bound by the terms of the proxy. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock or five years from the date of execution of the subscription agreement.

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Perks

The Company plans to offer a candy gift card with $100 of credit for every $1,000 invested, up to $5,000. Investors who invest over $1,000 will also receive invitations to candy tastings and events, as well as early access to new product releases.

Amount Invested	Candy Credit
$1,000	$100
$2,000	$200
$3,000	$300
$4,000	$400
$5,000	$500

Certain investors in this offering are entitled to receive additional shares of Common Stock (effectively a discount). Those investors who invest $10,000 or more in this offering will receive, as part of their investment, additional shares for their shares purchased (“Bonus Shares”) equal to 10% of their investment. For example, an investor who purchases $10,000 of Common Stock will receive 1,000 shares of Common Stock plus an additional 100 shares of Common Stock worth $1,000 or 10% of their investment. As a result, that investor would own 1,100 shares of Common Stock, worth $11,000, after investing $10,000. Fractional shares will not be distributed and Bonus Shares will be determined by rounding down to the nearest whole share. The Company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the proceeds that the Company receives.

The anticipated total cost of the rewards that may be issued in this Regulation A offering is approximately $500,000, not inclusive of Bonus Shares.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semiannual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

SUGARFINA HOLDINGS LLC

CONSOLIDATED FINANCIAL STATEMENTS

Long Beach | Irvine | Los Angeles

www.windes.com
844.4WINDES

INDEPENDENT AUDITORS’ REPORT

To the Members of

Sugarfina Holdings LLC

We have audited the accompanying consolidated financial statements of Sugarfina Holdings LLC (Successor), which comprise the consolidated balance sheets as of December 31, 2019 (Successor) and 2018 (Predecessor), and the related consolidated statements of operations and comprehensive loss, changes in member’s equity, Predecessor changes in stockholder’s equity, and cash flows for the periods November 1, (Inception) to December 31, 2019 (Successor), January 1, 2019 to October 31, 2019 (Predecessor) and the year ended December 31, 2018 (Predecessor), and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform out audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosure in the consolidated financial statements. The procedures selected depend on the auditors’ judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sugarfina Holdings LLC as of December 31, 2019 (Successor) and 2018 (Predecessor) and the results of their operations and their cash flows for the periods November 1, (Inception) to December 31, 2019 (Successor), January 1, 2019 to October 31, 2019 (Predecessor) and the year ended December 31, 2018 (Predecessor), in accordance with accounting principles generally accepted in the United States of America.

Successor Financial Statements

As discussed in Note 2 to the consolidated financial statements, on November 1, 2019, the Successor completed the acquisition of substantially all of the assets and assumed certain of the liabilities of the Predecessor in accordance with the Purchase Agreement. Accordingly, the accompanying consolidated financial statements have been prepared in accordance with Accounting Standards Codification Topic 852, Reorganizations. The Successor recognized the acquired net assets at fair value, resulting in lack of comparability with the prior-period financial statements of the Predecessor.

Basis of Accounting

As discussed in Note 2 to the consolidated financial statements, Sugarfina, Inc. entered into bankruptcy in September 2019 and, as such, its financial statements are prepared as a going concern. Our opinion is not modified with respect to this matter.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

Long Beach, California

August 14, 2020

SUGARFINA HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

		Predecessor
		(A Debtor-in-
	Successor	Possession)
	December 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,071,217	$9,650,177
Restricted cash	240,795	-
Accounts receivable	2,877,114	4,678,140
Inventory	5,330,774	13,958,769
Prepaid expenses	941,267	1,765,203
	12,461,167	30,052,289

OTHER ASSETS
Property and equipment, net	674,241	11,862,065
Intellectual property	541,282	2,425,670
Deposits	539,707	830,884
	1,755,230	15,118,619

TOTAL ASSETS	$14,216,397	$45,170,908

LIABILITIES AND MEMBERS' DEFICIT / STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$1,837,325	4,964,224
Accrued expenses	2,140,520	3,148,723
Deferred revenue	716,303	578,057
Equipment notes payable, current portion	90,572	153,363
Notes payable	-	15,994,856
	4,784,720	24,839,223

NONCURRENT LIABILITIES
Equipment notes payable, noncurrent portion	3,105	7,665
Deferred rent	-	974,683
Other liabilities	-	26,000
Due to related party	180,000	-
Secured promissory note payable to related party	15,302,330	-
Note payable to stockholder	-	8,000,000
	15,485,435	9,008,348
COMMITMENTS AND CONTINGENCIES (Note 11)

MEMBERS' DEFICIT (SUCCESSOR)	(6,053,758)	-

STOCKHOLDER'S EQUITY (PREDECESSOR)
Preferred stock, $0.0001 par value, 11,519,355 shares authorized; 11,356,855 shares issued and outstanding	-	113
Common stock, $0.0001 par value, 24,811,186 shares authorized; 12,034,137 and 12,015,643 shares issued and outstanding	-	120
Additional paid-in capital	-	56,239,852
Accumulated deficit	-	(44,809,267)
Accumulated other comprehensive loss	-	(107,481)
	-	11,323,337

TOTAL LIABILITIES AND MEMBERS' DEFICIT / STOCKHOLDERS' EQUITY	$14,216,397	$45,170,908

See Independent Auditors' Report

The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

		Predecessor
	Successor	(A Debtor-in-Possession)
	For the Period
	November 1, 2019	For the Period	For the
	(Inception) to	January 1, 2019 to	Year Ended
	December 31, 2019	October 31, 2019	December 31, 2018
NET REVENUE	$8,307,738	$31,722,317	$46,944,792

COST OF SALES	9,336,649	17,468,366	24,701,629

GROSS MARGIN (LOSS)	(1,028,911)	14,253,951	22,243,163

SELLING, GENERAL AND ADMINISTRATIVE	6,240,893	38,905,431	45,559,921

LOSS FROM OPERATIONS	(7,269,804)	(24,651,480)	(23,316,758)

OTHER EXPENSE
Interest expense	(304,108)	(3,698,454)	(761,667)
Foreign business tax	(34,243)	-	-
Other income (expense)	9,397	(10,358)	(121,249)
Reorganization items	-	(8,346,346)	-
	(328,954)	(12,055,158)	(882,916)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(7,598,758)	(36,706,638)	(24,199,674)

PROVISION FOR INCOME TAXES	-	20,815	100,832

NET LOSS	(7,598,758)	(36,727,453)	(24,300,506)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	-	205,170	(118,761)

TOTAL COMPREHENSIVE LOSS	$(7,598,758)	$(36,522,283)	$(24,419,267)

NET LOSS PER MEMBER UNIT, BASIC AND DILUTED	$(7,599)

WEIGHTED AVERAGE UNITS OUTSTANDING, BASIC AND DILUTED	1,000

The accompanying notes are an integral part of these consolidated financial statements. In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' DEFICIT

FOR THE PERIOD NOVEMBER 1, 2019 (INCEPTION) TO DECEMBER 31, 2019

MEMBERS' EQUITY AT NOVEMBER 1, 2019 (INCEPTION)	$-

NET LOSS	(7,598,758)

CAPITAL CONTRIBUTIONS FROM MEMBERS	1,545,000

MEMBERS' DEFICIT AT DECEMBER 31, 2019	$(6,053,758)

See Independent Auditors' Report

The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA, INC.

PREDECESSOR STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Predecessor
	(Debtor-in-Possession)
							Accumulated
					Additional		Other
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total
BALANCE, JANUARY 1, 2018	10,328,350	$103	11,912,236	$119	$49,933,908	$(20,508,761)	$11,280	$29,436,649

ISSUANCE OF PREFERRED STOCK	1,028,505	10	-	-	6,163,266	-	-	6,163,276

EXERCISE OF STOCK OPTIONS	-	-	60,000	1	43,199	-	-	43,200

ISSUANCE OF RESTRICTED STOCK	-	-	43,407	-	39,087	-	-	39,087

VESTING OF STOCK OPTIONS	-	-	-	-	60,392	-	-	60,392

OTHER COMPREHENSIVE LOSS	-	-	-	-	-	-	(118,761)	(118,761)

NET LOSS	-	-	-	-	-	(24,300,506)	-	(24,300,506)

BALANCE, DECEMBER 31, 2018	11,356,855	113	12,015,643	120	56,239,852	(44,809,267)	(107,481)	11,323,337

EXERCISE OF STOCK OPTIONS	-	-	18,464	-	19,550	-	-	19,550

VESTING OF STOCK OPTIONS	-	-	-	-	89,702	-	-	89,702

OTHER COMPREHENSIVE INCOME	-	-	-	-	-	-	205,170	205,170

NET LOSS	-	-	-	-	-	(36,727,453)	-	(36,727,453)

BALANCE, OCTOBER 31, 2019	11,356,855	$113	12,034,107	$120	$56,349,104	$(81,536,720)	$97,689	$(25,089,694)

See Independent Auditor's Report

The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Predecessor
	Successor	(A Debtor-in-Possession)
	For the Period
	November 1, 2019	For the Period	For the
	(Inception) to	January 1, 2019 to	Year Ended
	December 31, 2019	October 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,598,758)	$(36,727,453)	$(24,300,506)
Adjustments to reconcile net loss to net cash from operating activities, net of business acquisition:
Depreciation and amortization	37,252	3,760,894	3,537,999
Accretion of debt issuance costs	-	618,207	152,250
Stock-based compensation expense	-	89,702	99,479
Noncash reorganization items	-	7,722,041	-
Impairment of property and equipment	-	2,241,465	405,252
Change in inventory reserve	3,448,016	896,650	-
Noncash interest expense	302,330	-	-
Changes in operating assets and liabilities:
Accounts receivable	(396,878)	1,711,583	(622,911)
Inventory	3,480,273	1,124,418	(3,822,940)
Prepaid expenses	(803,219)	1,306,171	(1,051,647)
Deposits	(985)	49,169	(331,443)
Accounts payable	1,837,325	1,412,406	(171,162)
Post-petition liabilities	-	896,215	-
Accrued expenses	1,396,442	(1,021,876)	942,626
Deferred revenue	(182,591)	664,412	486,290
Deferred rent	-	69,229	359,826
Due to related party	180,000	-	-
Net Cash Provided By (Used In) Operating Activities	1,699,207	(15,186,767)	(24,316,867)

CASH FLOWS FROM INVESTING ACTIVITIES
Business acquisition, net of cash and restricted cash acquired	(14,896,975)	-	-
Capitalization of intellectual property	-	(238,017)	(1,856,662)
Purchases of property, plant, and equipment	-	(202,911)	(5,397,449)
Net Cash Used In Investing Activities	(14,896,975)	(440,928)	(7,254,111)

See Independent Auditors' Report

The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

		Predecessor
	Successor	(A Debtor-in-Possession)
	For the Period
	November 1, 2019	For the Period	For the
	(Inception) to	January 1, 2019 to	Year Ended
	December 31, 2019	October 31, 2019	December 31, 2018
CASH FLOWS FROM FINANCING ACTIVITIES
Payment on equipment notes payable	(35,220)	(32,131)	(248,352)
Proceeds from notes payable, net of debt issuance costs	-	8,703,960	15,842,606
Payment on notes payable	-	-	(2,000,000)
Proceeds from note payable to member	15,000,000	-	-
Proceeds from notes payable to stockholder	-	-	8,000,000
Proceeds from exercise of stock options	-	19,550	43,200
Proceeds from issuance of preferred stock	-	-	6,163,276
Capital contribution from member	1,545,000	-	-
Net Cash Provided By Financing Activities	16,509,780	8,691,379	27,800,730

EFFECT OF EXCHANGE RATES ON CASH	-	205,170	(118,761)

NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	3,312,012	(6,731,146)	(3,889,029)

CASH, CASH EQUIVALENTS , AND RESTRICTED CASH AT BEGINNING OF PERIOD	-	9,650,177	13,539,206

CASH, CASH EQUIVALENTS , AND RESTRICTED CASH AT END OF PERIOD	$3,312,012	$2,919,031	$9,650,177

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,800	$212,000	$188,000
Cash paid for taxes	$-	$-	$29,600

See Independent Auditors' Report
The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – Operations

Organization and Operations

Sugarfina Holdings LLC (Holdings or the Successor) was formed in 2019 as a Delaware limited liability company with an indefinite life. Holdings has three wholly owned subsidiaries, Sugarfina USA LLC, Sugarfina Global LLC and Sugarfina Global Canada Ltd.

Sugarfina USA LLC, Sugarfina Global LLC, and Sugarfina Global Canada Ltd operate an upscale candy brand for adults through retail boutiques in North America, located in major cities such as Los Angeles, New York, Boston, Vancouver, and Toronto. Additionally, the companies have wholesale, corporate sales, licensing and e-commerce; selling a range of high-end domestic and imported sweets, from gummies and caramel to chocolates and fruit.

Holdings is majority-owned by Bristol Luxury Group LLC.

Bankruptcy of Sugarfina, Inc.

On September 6, 2019, Sugarfina, Inc. filed voluntary petitions for relief under Chapter 11 (Chapter 11 Proceedings) of the U.S. Bankruptcy Code in Delaware. Sugarfina, Inc. has two wholly owned subsidiaries, Sugarfina International, LLC and Sugarfina Canada, Ltd (collectively the Predecessor). Subject to specific exceptions under the Bankruptcy Code, the Chapter 11 Proceedings automatically stayed most judicial or administrative actions against the Predecessor and efforts by creditors to collect on or otherwise exercise rights or remedies with respect to prepetition claims.

The Plan for Reorganization was submitted to the Bankruptcy Court in March 2020, approved by the United States Bankruptcy Court for the District of Delaware on May 13, 2020, and was consummated on May 28, 2020, and, through the date these financial statements were available to be issued, is still under review.

Acquisition of Business Assets

Holdings commenced operations on November 1, 2019, after acquiring certain assets and assuming certain liabilities from Sugarfina, Inc. under terms of an asset purchase agreement (the Acquisition). Consideration totaling $15,125,000 was provided for the business acquisition, which included cash and a 20% membership interest in the Successor.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – Operations (Continued)

Acquisition of Business Assets

The allocation of the purchase price and the estimated fair values of the assets acquired and liabilities assumed in the Acquisition are as follows:

Cash and restricted cash	$228,025
Accounts receivable	2,480,235
Inventory	12,259,063
Prepaid expenses and deposits	676,770
Property and equipment	702,319
Intangible assets	550,456
Customer deposits	(661,018)
Cure costs	(600,000)
Other payables	(381,953)
Equipment notes payable	(128,897)
$15,125,000

In connection with the transaction, Holdings incurred professional fees of approximately $785,000, which is included in selling, general and administrative in the accompanying statement of operations.

Subsequent to year-end, the majority-member acquired the 20% minority interest of Holdings from Sugarfina, Inc.

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The Successor’s consolidated financial statements include the accounts of Sugarfina Holdings LLC, Sugarfina USA LLC, Sugarfina Global Canada Ltd, and Sugarfina Global LLC (collectively, the Company). The Predecessor’s consolidated financial statements include the accounts of Sugarfina, Inc. Sugarfina International, LLC, and Sugarfina Canada, Ltd. All significant intercompany accounts and transactions have been eliminated.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Chapter 11 Proceedings

Accounting Standards Codification (ASC) 852, Reorganizations, (ASC 852) is applicable to entities operating under Chapter 11 of the Bankruptcy Code. ASC 852 generally does not affect the application of U.S. GAAP that the Successor and the Predecessor follow to prepare the consolidated financial statements, but it does require specific disclosures for transactions and events that were directly related to the Chapter 11 Proceedings and transactions and events that resulted from ongoing operations.

The Predecessor’s consolidated financial statements are prepared in accordance with the guidance in ASC 852 for the period January 1, 2019 to October 31, 2019 on the going concern basis. Revenue, expenses, realized gains and losses, and provisions for losses directly related to the Chapter 11 Proceedings were recorded in “reorganization items, net.” Reorganization items do not constitute an element of operating loss due to their nature and due to the requirement of ASC 852 that they be reported separately. In general, as debtors-in-possession under the Bankruptcy Code, the Predecessor is authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. Pursuant to first day and other motions filed with the Bankruptcy Court, the Bankruptcy Court authorized the Predecessor to conduct business activities in the ordinary course, including, among other things and subject to the terms and conditions of such orders, authorizing the Predecessor to obtain debtor-in-possession financing, pay employee wages and benefits, settle certain minimal disputes and pay vendors and suppliers in the ordinary course for all goods and services.

Cash amounts provided by or used in the Chapter 11 Proceedings are separately disclosed in the statements of cash flows.

The Company selected a convenience date of after October 31, 2019 for purposes of applying the sale of the assets, as the activity between the convenience date and the effective date of the Purchase Agreement did not result in a material difference in the financial results.

The Company’s consolidated financial statements and related footnotes are presented with a black line division, which delineates the lack of comparability between amounts presented after October 31, 2019, and amounts presented on or prior to October 31, 2019. The Company’s financial results for future periods following the division will be different from historical trends, and the differences may be material.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of the consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include revenue recognition, valuation of accounts receivable and inventory, accounting for business combinations, and depreciation and amortization. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable arising from normal business activities. At December 31, 2019 and 2018, the Company maintained cash with financial institutions in excess of federally insured limits. The Company places its cash with high quality financial institutions and has not experienced losses with respect to these items.

The Company extends credit to its customers and generally does not require collateral from them.

Supplier Concentrations

The Company’s operations are subject to a number of factors which are beyond the control of management, such as changes in manufacturers pricing and the continued operation of its significant manufacturers. While the Company sells a diversified product line, it remains dependent upon a limited number of suppliers. There were no concentrations of suppliers for the period November 1, 2019 to December 31, 2019 (Successor). During the period January 1, 2019 to October 31, 2019 and the year ended December 31, 2018 (Predecessor), purchases from two suppliers were approximately 21% and 36% of cost of goods sold. These two vendors made up 7% of accounts payable at December 31, 2018 (Predecessor).

Fair Value of Financial Instruments

Fair value of cash equivalents, current accounts receivable and current accounts payable approximate the carrying amounts because of their short-term nature. The fair value of long-term debt is estimated based upon quoted market prices at the reporting date for those financial instruments.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Cash, Cash Equivalents, and Restricted Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Restricted cash is secured as collateral for certain other assets and credit cards.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	Successor	Predecessor
	December 31,	December 31,
	2019	2018
Cash and cash equivalents	$3,071,217	$9,650,177
Restricted cash	240,795	-

	$3,312,012	$9,650,177

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts, considering a customer’s financial condition and credit history, and current economic conditions. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable. The allowance for doubtful accounts was $0 and $89,510 at December 31, 2019 and 2018, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is stated on the first-in, first-out (FIFO) basis.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Leasehold improvements are amortized over the shorter of their useful lives or the length of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

Intellectual Property

At December 31, 2019, capitalized intellectual property assets relate to franchise agreements acquired and are amortized using the straight-line method over their estimated lives of ten years.

At December 31, 2018, the Predecessor capitalized the cost of acquiring and defending intellectual property that has a useful life in excess of one year. These costs consisted of payments made for application fees and related legal expense to initially acquire the protection and subsequent expenses related to protecting the intellectual property. Capitalized intellectual property assets are amortized using the straight-line method over their estimated useful lives of ten years.

Long-Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by any excess of the long-lived asset over management’s estimate of the anticipated undiscounted future net cash flows of the related long-lived asset. At December 31, 2019, management assessed that there was no impairment of its long-lived assets. During the period January 1, 2019 to October 31, 2019 (Predecessor) and the year ended December 31, 2018 (Predecessor), the Company recognized impairment charges of approximately $2,450,000 and $400,000 for leasehold improvements related to under-performing or closing stores, respectively.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Business Combinations

Acquisitions are accounted for using the acquisition method of accounting. The purchase price of an acquisition is allocated to the assets acquired and liabilities assumed using the estimated fair values at the acquisition date. Transaction costs are expensed as incurred.

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired and identified based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Deferred Financing Costs

Costs related to obtaining debt financing are recorded as a direct reduction of the carrying value of the debt and are amortized over the term of the related debt using the interest method. When a loan is paid in full, any unamortized costs are removed from the related account and charged to operations.

Due to Related Party

The amounts due to related party are reimbursements of expenses paid on behalf of Sugarfina Holdings LLC by Bristol Luxury Group, the parent company.

Revenue Recognition

Prior to the adoption of ASC 606, in 2018 the Company recognized revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified-retrospective transition approach applied to all contracts. There were no cumulative impact adjustments made. Upon adoption of ASC 606, the Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

The Company primarily derives its revenue from sales of product at its store locations, through e-commerce, or through wholesale customers. Revenue is recorded net of estimated returns and exclude sales taxes. Retail stores record revenue at the point of sale. Online sales include shipping revenue and are recorded at the point in time they are delivered to the customer. Revenue is shown net of returns, discounts, and sales incentives given to customers. Amounts billed to customers for shipping and handling costs as incurred are included in revenue. Shipping and handling costs associated with shipments to and returns from customers are included in cost of goods sold.

The following table presents the Company’s revenue disaggregated by revenue source:

	Successor	Predecessor
	November 1, 2019 (Inception) to December 31, 2019	January 1, 2019 to October 31, 2019	Year Ended December 31, 2018
Retail	$3,787,368	$14,338,055	$23,421,673
E-commerce	1,631,271	4,621,248	5,693,321
Wholesale	1,806,767	8,767,248	12,166,951
Corporate	1,062,700	2,459,420	4,336,417
Franchise	19,632	1,536,346	1,376,430
	$8,307,738	$31,722,317	$46,944,792

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Franchise Revenue

The Company grants franchises to operators in exchange for initial franchise license fees, training fees, and continuing royalty payments. The payments for initial franchise license fees are generally received upon contract execution and recognized as identifiable performance obligations are met. Continuing fees, which are based upon a percentage of franchisee revenue and are not subject to any constraints, are recognized on the accrual basis as those sales occur.

Advertising

Advertising costs, which are recorded in selling, general and administrative expense, are charged to operations when incurred. The Company incurred approximately $136,000, $1,731,000, and $2,127,000 in advertising expense for the period November 1, 2019 to December 31, 2019 (Successor), January 1, 2019 to October 31, 2019 (Predecessor), and the year ended December 31, 2018 (Predecessor), respectively.

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards that are granted. The fair value of the stock options is estimated at the date of grant using the Black-Scholes option pricing model. Option pricing methods require the input of highly subjective assumptions, including the expected stock price volatility. The fair value of restricted stock is based on the Company’s recent valuation report. Measured compensation cost is recognized ratably over the vesting period of the related stock-based compensation award and is reflected in the consolidated statement of operations.

Operating Leases

For operating leases, minimum lease payments, including minimum scheduled rent increases and rent abatement, are recognized as rent expense on a straight-line basis (straight-line rent) over the applicable lease terms. Lease terms generally range from five to ten years and may provide for rent escalations and renewal options. The term used for straight-line rent is calculated initially from the date of possession of the leased premises through the expected lease termination date. Rent expense is recognized from the possession date to the store opening date. The Company records the excess of the straight-line rent over the minimum rents paid or received as a deferred lease liability.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Operating Leases (Continued)

When ceasing operations at a store or warehouse under an operating lease, where the landlord does not allow the Company to prematurely exit the lease, the Company will recognize an expense equal to the present value of the remaining lease payments to the landlord, less any projected sublease income at the cease-use date.

Income Taxes

The Successor is a limited liability company (LLC) taxed as a partnership in which all elements of income and deductions are included in the tax returns of the members of the LLC. Therefore, no income tax provision is recorded by the Company.

The Predecessor’s income taxes are accounted for under the asset-and-liability method, as a corporation. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The realizability of deferred tax assets is assessed by management and a valuation allowance is recorded, if necessary, to reduce net deferred tax assets if it is more likely than not that all or some portion of such assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Among other things, management considers projected future taxable income and tax planning strategies in making this assessment. At December 31, 2018, management has determined that the ultimate realization of deferred tax assets is uncertain and a valuation allowance has been recorded to fully reserve to reduce the net deferred tax assets in their entirety.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accounting for uncertain income tax positions, the Company recognizes the consolidated financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. The Company is subject to potential income tax audits on open tax years by any taxing jurisdiction in which it operates. The statute of limitations for federal and state purposes is generally three and four years, respectively.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Comprehensive Loss

Total comprehensive loss is defined as all changes in equity during a period, other than those resulting from investments by and distributions to the member. Generally, for the Company, total comprehensive loss equals the net loss, plus or minus adjustments for currency translation.

While total comprehensive loss is the activity in a period and is largely driven by the net loss in that period, accumulated other comprehensive income or loss (AOCI) represents the cumulative balance of other comprehensive income as of the balance sheet date. For the Company, AOCI is primarily the cumulative balance related to the currency adjustments.

Description of Members’ Equity

Successor

The Company’s capital structure consists of 1,000 common membership units. Each unit holder holding a common unit has a right to a pro rata share of the Company’s profits and losses, receive distributions when declared ratable in proportion to units held, and to vote on matter submitted to a vote of the Company’s members, if the unit holder is also a member.

Basic earnings per member unit is computed by dividing income available to members by the weighted average number of member units outstanding for the period. Diluted earnings per member unit is computed based on net income divided by the weighted average number of member units and potential member units. The Company had no such member unit equivalents during the period ended December 31, 2019.

Predecessor

The Company has not presented predecessor earnings per share information because it is not meaningful or comparable to the required Successor EPS information, as well as the fact that Predecessor units were not publicly traded.

Foreign Currency Transactions and Translation

The functional currency of the Predecessor’s foreign-owned subsidiary is their local currency. Assets and liabilities denominated in foreign currencies as the functional currency at the balance sheet date are translated into the Predecessor’s reporting currency of United States dollars (USD) at the exchange rates prevailing at the balance sheet date. The results of transactions in foreign currency are remeasured into the reporting currency at the average rate of exchange during the reporting period. The registered equity capital denominated in the functional currency is translated into the reporting currency of USD at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency at USD are dealt with as a separate component within equity as other comprehensive income.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02). The guidance in this ASU supersedes the leasing guidance in Leases (Topic 840). Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.  During June 2020, the FASB approved a deferral of the effective date of Topic 842 until annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of the new standard on the consolidated financial statements.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, and ASU 2019-11 (collectively, Topic 326), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses (CECL). In April 2019, the FASB further clarified the scope of Topic 326 and addressed issues related to accrued interest receivable balances, recoveries, variable interest rates, and prepayment. The new guidance will require modified retrospective application to all outstanding instruments, with a cumulative-effect adjustment recorded to opening retained earnings as of the beginning of the first period in which the guidance becomes effective. The amendments in this update for the Company are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted in any interim period after the issuance of this update. The Company is evaluating the impact of the adoption of the new standard on its consolidated financial statement and disclosures.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated subsequent events and transactions for potential recognition or disclosure through August 14, 2020, the date the consolidated financial statements were available for issuance.

NOTE 3 – Predecessor

During the bankruptcy proceedings, the Predecessor conducted normal business activities and was authorized to pay prepetition amounts owed to critical vendors. Interest due on certain loans that would have been accrued, absent the bankruptcy filing, was approximately $170,000 for the postpetition period through October 31, 2019.

Reorganization items, net, for the period January 1, 2019 to October 31, 2019 are as follows:

Impairment of long-lived assets	$7,473,529
Impairment of other assets	608,500
Write-down of deferred charges	(557,004)
Professional expenses incurred in bankruptcy	821,321
$8,346,346

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 4 – Inventory

Inventory consists of the following:

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Raw materials	$1,837,459	$2,973,882
Finished goods	3,637,428	6,312,570
Supplies and other inventory	3,303,903	4,913,298
	8,778,790	14,199,750
Valuation reserve to net realizable value	(3,448,016)	(240,981)
	$5,330,774	$13,958,769

NOTE 5 – Property and Equipment

Property and equipment consists of the following:

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Equipment	$275,888	$1,434,293
Furniture and fixtures	428,625	2,663,353
Leasehold improvements	-	10,605,931
Software	-	2,541,494
	704,513	17,245,074
Accumulated depreciation	(30,272)	(5,495,693)
	674,241	11,749,378
Construction in progress	-	112,687
	$674,241	$11,862,065

Construction in progress at December 31, 2018 primarily relates to improvements at future store locations not yet open or operational.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 6 – Equipment Notes Payable

Equipment notes payable consist of notes, secured by equipment, with monthly payments and interest through June 2021.

Future maturities of the equipment notes are as follows:

Year Ending December 31,
2020	$90,572
2021	3,105
$93,677

NOTE 7 – Secured Promissory Note

Holdings has a secured promissory note payable balance to Bristol Luxury Group, LLC totaling $15,302,330 at December 31, 2019. The balance bears interest, payable monthly, at 12% and is secured by the general assets of the Company. Interest may be paid-in-kind. The balance of the promissory note is due May 2021.

NOTE 8 – Note Payable to Stockholder

In 2018, the Predecessor entered into an agreement with a stockholder for a term note payable for $8,000,000. The term note bears interest at the fixed rate of 8.5%. Interest is due quarterly, with any unpaid interest and the principal due at maturity in July 2023. The note is secured by substantially all of the assets of the Predecessor, subordinated to the notes payable agreements listed in Note 9.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 9 – Notes Payable

Notes payable consists of the following as of December 31, 2018:

Predecessor
Note Payable A	$4,400,000
Note Payable B	10,113,063
Convertible Notes Payable	2,100,000
16,613,063
Deferred financing costs	(618,207)
$15,994,856

Note Payable A – During September 2018, the Predecessor obtained a note payable from a financial institution in the amount of $4,400,000. Interest on the note is payable monthly at a rate of the Prime Rate plus 1.50% with the principal and remaining interest due on June 30, 2019. The note is secured by first interest in the collateral of substantially all assets of the Predecessor, guarantees made by certain stockholders, and interest in the Predecessor’s equity.

Note Payable B – During November 2018, the Predecessor obtained a note payable from a financial institution in the amount of $10,000,000. Interest on the note payable is subject to a Pay In Kind (PIK) provision accruing to the principal monthly at a rate of LIBOR plus 9.00%, increasing 0.50% each subsequent month, with the principal and PIK interest due on June 30, 2019. The note is secured by second security interest in the collateral of substantially all assets of the Predecessor and interest in the Predecessor’s equity.

Notes Payable A and B include provisions requiring that on or prior to April 30, 2019, the Predecessor shall have received net proceeds of $15,000,000 or more from the issuance of common stock, indebtedness or other net cash proceeds as defined by the agreement, which did not occur, resulting in the notes being considered in default in 2019.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 9 – Notes Payable (Continued)

Convertible Notes Payable – During October 2018, the Predecessor obtained notes payable from potential investors in the amount of $2,100,000. Interest on the notes accrues at a rate of 6.00%, with the principal and unpaid interest due on demand after various dates during October 2019. The notes payable include a provision allowing the potential investors to convert the notes payable principal and unpaid interest into Predecessor equity once the Predecessor obtains a Lead Investor, as defined by the agreement, or Equity Financing, as defined by the agreement, of not less than $15,000,000, which did not occur, resulting in the notes being considered in default in 2019. The convertible notes payable are unsecured and do not have a security interest in the Predecessor.

NOTE 10 – Income Taxes

There were no income taxes recognized for the period November 1, 2019 to December 31, 2019 (Successor) for Holdings.

The provision for income taxes consists of the following:

	Predecessor
	For the
	Period
	January 1,	For the
	2019 to	Year Ended
	October 31,	December 31,
	2019	2018
Current
Federal	$-	$-
State	-	16,462
Foreign	20,890	84,370
	20,890	100,832
Deferred
Federal	(7,677,467)	(5,142,630)
State	(2,255,786)	(1,403,918)
Change in valuation allowance	9,933,253	6,546,548
	-	-
Total	$20,890	$100,832

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 10 – Income Taxes (Continued)

The reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

	Predecessor
	For the
	Period
	January 1,	For the
	2019 to	Year Ended
	October 31,	December 31,
	2019	2018
Computed “expected” federal income taxes	$(7,677,467)	$(5,120,592)
State income taxes, net of federal benefit	(2,255,786)	(1,427,367)
Foreign taxes, net of tax credit	20,890	84,370
Nondeductible expense	-	60,352
Change in valuation allowance	9,933,253	6,546,548
Other items	-	(42,479)
Total	$20,890	$100,832

Deferred tax assets relate to the following as of December 31, 2018:

Deferred tax assets
Net operating loss	$8,579,622
Inventory valuation	518,521
Accrued expenses	363,254
Depreciation and amortization	131,995
Other	70,968
9,664,360
Valuation allowance	(9,664,360)
$-

The Predecessor had net operating loss carryforwards for federal and state purposes totaling approximately $67,000,000 and $58,000,000, respectively, available to offset future taxable income. These carryforwards begin to expire in 2036.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – Commitments and Contingencies

Production Agreements

The Company entered into agreements with one company for the production, storage, and distribution of product in Mexico. The agreement has no minimum production requirements and has a term of three years with options to renew the agreements at the end of the original term. The agreement is set to expire in July 2021.

Operating Leases

The Company leases various office, retail and warehouse facilities and equipment under noncancellable operating leases through February 2028.

Rents charged to expense under these operating leases totaled approximately $646,000, $5,051,000, $6,353,000 during the periods November 1, 2019 to December 31, 2019 (Successor), January 1, 2019 to October 31, 2019 (Predecessor), and the year ended December 31, 2018 (Predecessor), respectively.

The Company’s future minimum lease payments required under noncancelable operating leases are as follows:

Year Ending December 31,
2020	$2,127,201
2021	1,974,482
2022	1,444,161
2023	1,106,105
2024	842,004
Thereafter	1,601,444
$9,095,397

Sublease

During 2018, the Company sublet certain space in one of its facilities and earned income of approximately $73,000. There was no significant sublease income recognized during 2019.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – Commitments and Contingencies (Continued)

Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

NOTE 12 – Preferred Stock

The following is a summary of the preferred stock outstanding at December 31, 2018 (Predecessor):

	Shares	Preferred	Liquidation
	Outstanding	Return	Preference
Series A	3,962,207	6%	$3.28
Series A-1	1,366,334	6%	$4.35
Series B	4,999,809	7%	$6.00
Series B-2	1,028,505	7%	$6.00
	11,356,855

Preferred stock carries the same voting rights as common stock on an as-converted basis in addition to protective voting rights with respect to certain actions, such as bylaw changes, liquidation, or actions dilutive to preferred stockholders. The preferred return rate of 6% and 7% per annum compounds annually. Holders of preferred stock receive dividends, when declared, and liquidation preferences over holders of common stock. Preferred stock is convertible to common stock at the option of the preferred stockholder.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – Stock-Based Compensation

There was no stock option plan for the Successor entity.

2016 Stock Option and Grant Plan

The Predecessor has an equity-based incentive plan, the 2016 Stock Option and Grant Plan (the 2016 Plan), which provides for equity incentives to employees. The 2016 Plan permits the issuance of up to 1,441,954 shares of the Predecessor’s common stock in the form of stock options, unrestricted and restricted stock awards, and restricted stock units. The number of shares issuable under the 2016 Plan is subject to customary adjustments in the event of stock splits, stock dividends, and certain other distributions on the Predecessor’s common stock.

At December 31, 2018, a total of 1,003,143 options and restricted shares, net of forfeitures, had been awarded pursuant to the 2016 Plan. A remaining 438,811 shares may be awarded under the 2016 Plan. No additional options were awarded under the 2016 Plan during the period January 1, 2019 to October 31, 2019 (Predecessor).

Stock Options

Incentive awards are provided to employees pursuant to the 2016 Plan. These awards provided to employees generally vest over a four-year service plan, while awards provided to nonemployees vest immediately. The stock options issued by the Predecessor generally expire ten years from the grant date.

The following assumptions were used in connection with the Black-Scholes option pricing calculation as it relates to incentive stock option awards issued and outstanding at year-end:

				Risk-free
	Share	Strike	Expected	Interest		Forfeiture
Year	Value	Price	Term	Rate	Volatility	Rate
2016	$.72	$.72	4 years	.88%	40%	33%
2017	$.72 - $1.18	$.72 - $1.18	4 years	.88% - 1.46%	40% - 50%	20%
2018	$1.18	$1.18	4 years	2.52%-2.74%	50%	21%

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – Stock-Based Compensation (Continued)

Stock Options (Continued)

The activity of options issued to employees is as follows:

	Predecessor
		Wtd. Avg.		Wtd. Avg.
		Exercise	Aggregate	Remaining
	Number	Price	Intrinsic	Contractual
Employees	of Options	per Share	Value (1)	Term
Outstanding, January 1, 2018	888,002	$.81		9.24
Granted	103,503	1.18
Forfeited or cancelled	(115,816)	1.18
Exercised	(60,000)	.72	$-
Outstanding, December 31, 2018	815,689	.86		8.35

Forfeited or cancelled	(6,538)	1.81
Exercised	(18,464)	.73	$-
Outstanding, October 31, 2019	790,687	$.83		7.55

Vested and exercisable, December 31, 2018	383,274	$.81		8.22

Vested and exercisable, October 31, 2019	568,909	$.82		6.98

(1) The intrinsic value of a stock option is the amount by which market value of the underlying stock at the end of related period exceeds exercise price of the option.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – Stock-Based Compensation (Continued)

Stock Options (Continued)

The Predecessor has also issued options to non-employees pursuant to the Predecessor’s operating agreement. The activity of options issued to non-employees is as follows:

	Predecessor
		Wtd. Avg.
		Exercise
	Number	Price
Non-Employees	of Options	per Share
Outstanding, January 1, 2018	22,500	$.72
Granted during 2018	-	-
Outstanding, December 31, 2018	22,500	$.72

Granted during 2019	-	-

Outstanding, October 31, 2019	22,500	$.72

Exercisable, December 31, 2018	22,500	$.72
Exercisable, October 31, 2019	22,500	$.72

The Predecessor’s net loss for the period January 1, 2019 to October 31, 2019 (Predecessor) and for the year ended December 31, 2018 (Predecessor) included compensation expense related to the amortization of the Predecessor’s stock option awards of approximately $90,000 and $60,000, respectively. At December 31, 2018, total unamortized compensation expense related to stock options was approximately $153,000. Due to the bankruptcy, there is no expected unamortized compensation expense at October 31, 2019.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – Stock-Based Compensation (Continued)

Restricted Stock

The Predecessor awarded shares of restricted stock to various employees pursuant to the provisions of the Predecessor’s 2016 Plan. The awards generally vest over a four-year service period. The activity for the restricted stock is as follows:

		Wtd. Avg.
	Number	Grant Date
	of Units	Fair Value
Unvested January 1, 2018	54,396	$.72
Vested	(43,407)	.72
Forfeited and cancelled	(10,590)	.72
Unvested, December 31, 2018	399	.72

Vested	(399)	.72
Unvested, October 31, 2019	-	-

Outstanding and vested, December 31, 2018	3,789	$.72

Outstanding and vested, October 31, 2019	4,188	$.72

The Predecessor’s net loss included compensation expense related to the vesting of restricted stock awards of approximately $0 and $39,000 for the period January 1, 2019 to October 31, 2019 (Predecessor) and the year ended December 31, 2018 (Predecessor).

Warrant

In May 2017, the Predecessor issued the term note payable holder a warrant to purchase 24,383 shares of series A preferred stock at a price of $3.281 per share pursuant to the Predecessor’s operating agreement. The warrant expires May 2027. No expense was recognized for the fair value of the warrant upon issuance as it was deemed insignificant by management. No shares have been purchased under the warrant as of December 31, 2018 or for the period January 1, 2019 to October 31, 2019.

SUGARFINA HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – Stock-Based Compensation (Continued)

Warrant (Continued)

In November 2018, the Predecessor issued the term note payable holder a warrant to purchase 40,718 shares of series B-2 preferred stock at a price of $6.000 per share pursuant to the Predecessor’s operating agreement. The warrant expires November 2028. No expense was recognized for the fair value of the warrant upon issuance as it was deemed insignificant by management. No shares have been purchased under the warrant as of December 31, 2018 or for the period January 1, 2019 to October 31, 2019.

NOTE 14 – Subsequent Events

As a result of the spread of the COVID-19 coronavirus, disruption and uncertainty have arisen across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers, employees, and vendors. As of the date of the issuance of these financial statements, 18 of the Company’s 21 retail locations are operating and most wholesale partners have re-opened their stores. Beginning in March, the Company took action to cut payroll and discretionary spending, as well as other non-essential items to improve liquidity and operating capital in response. The Company’s E-Commerce business and certain wholesale channels have remained open servicing customers. Throughout the pandemic, the Company continues to reduce costs and its retail operations are substantially re-opened. The potential impact to the Company’s financial condition and results of operations is uncertain.

In March 2020, Congress passed the Paycheck Protection Program, authorizing loans to small businesses for use in paying employees that they continue to employ throughout the COVID-19 pandemic and for rent, utilities and interest on mortgages. Loans obtained through the Paycheck Protection Program are eligible to be forgiven as long as the proceeds are used for qualifying purposes and certain other conditions are met. In April 2020, the Company received a loan in the amount of $2,000,000 through the Paycheck Protection Program. Management expects that the entire loan will be used for payroll, utilities and interest; therefore, management anticipates that the loan will be substantially forgiven. To the extent it is not forgiven, the Organization would be required to repay that portion at an interest rate of 1% over a period of two years, beginning November 2020 with a final installment in April 2022.

In August 2020, Holdings received an additional $1,000,000 from its member, which was recognized as an intercompany balance and will be repaid as operations allow.

SUGARFINA HOLDINGS LLC

CONSOLIDATED FINANCIAL STATEMENTS

As of June 27, 2020 and December 31, 2019

and for the six-month periods ended June 27, 2020 and June 29, 2019

Unaudited

SUGARFINA HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)

	Successor	Successor
	June 27, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,653,109	$3,071,217
Restricted cash	239,665	240,795
Accounts receivable	470,031	2,877,114
Inventory	7,292,942	5,330,774
Prepaid expenses	522,322	941,267
	10,178,071	12,461,167
OTHER ASSETS
Property and equipment, net	549,901	674,241
Intellectual property	498,535	541,282
Deposits	532,799	539,707
	1,581,235	1,755,230

TOTAL ASSETS	$11,759,305	$14,216,397

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,512,030	$1,837,325
Accrued expenses	1,591,602	2,140,520
Deferred revenue	273,127	716,303
Equipment notes payable, current portion		90,572
	3,376,759	4,784,720
NONCURENT LIABILITIES
Equipment notes payable, noncurrent portion		3,105
Deferred rent	107,268	-
Other liabilities	8,697	-
Due to related party	180,000	180,000
Secured promissory note payable to related party	16,241,085	15,302,330
SBA PPP Loan (forgivable loan)	2,000,000
	18,537,050	15,485,435
COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT	(10,154,504)	(6,053,758)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$11,759,305	$14,216,397

The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

 (UNAUDITED)

	For the Period January 1, 2020 to June 27, 2020	For the Period January 1, 2019 to June 29, 2019

NET REVENUE	$9,696,595	$20,065,043

COST OF SALES	4,840,472	10,298,759

GROSS MARGIN (LOSS)	4,856,123	9,766,284

SELLING, GENERAL AND ADMINISTRATIVE	7,968,847	21,651,947

LOSS FROM OPERATIONS	(3,112,724)	(11,885,663)

OTHER EXPENSE
Interest expense	(944,936)	(2,042,801)
Foreign business tax	(37,931)	-
Other income (expense)	(5,155)	(10,358)
Reorganization items		(220,018)
	(988,022)	(2,273,177)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(4,100,746)	(14,158,840)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(4,100,746)	$(14,158,840)

NET LOSS PER MEMBER UNIT, BASIC AND DILUTED	(4,101)

WEIGHTED AVERAGE UNITS OUTSTANDING,
BASIC AND DILUTED	1,000

See Independent Auditors' Report

The accompanying notes are an integral part of these consolidated financial statements.

SUGARFINA HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Successor	Predecessor
	For the Period January 1, 2020 to June 27, 2020	For the Period January 1, 2019 to June 29, 2019
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(4,100,746)	$(14,158,840)
Adjustments to reconcile net loss to net cash from operating activities, net of business acquisition:

Depreciation and amortization	193,951	1,978,722
Noncash interest expense	938,755	-
Changes in operating assets and liabilities:
Account receivable	2,407,083	1,309,193
Inventory	(1,962,168)	741,605
Prepaid expenses	425,853	610,131
Accounts payable	(325,295)	503,074
Accrued expenses	(548,918)	445,363
Deferred revenue	(443,176)	40,336
Net Cash Provided By (Used In) Operating Activities	(3,414,661)	(8,530,416)

CASH FLOWS FROM INVESTING ACTIVITIES
Business acquisition, net of cash and restricted cash acquired

Capitalization of intellectual property	42,747	(214,927)
Purchases of property, plant, and equipment	(69,611)	(250,380)
Net Cash Used in Investing Activities	(26,864)	(465,308)

CASH FLOWS FROM FINANCING ACTIVITIES
Long-term deferred rent	107,268	301,751
Proceeds from notes payable, net of debt issuance costs	2,000,000	3,431,181
Payment on notes payable	(84,980)
Net Cash Provided By Financing Activities	2,022,288	3,732,932

NET CHANGES IN CASH, CASH EQUIVALETNS, AND RESTRICTED CASH	(1,419,237)	(5,262,792)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF PERIOD	3,312,012	9,650,176

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$1,892,775	$4,387,385

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – Operations

Organization and Operations

Sugarfina Holdings LLC (“Holdings” or the “Successor”) was formed in 2019 as a Delaware limited liability company with an indefinite life. Holdings has four wholly owned subsidiaries, Sugarfina USA LLC, Sugarfina Global LLC, Sugarfina Global Canada Ltd, and Sugarfina IP LLC.

Sugarfina USA LLC, Sugarfina Global LLC, and Sugarfina Global Canada Ltd operate an upscale candy brand for adults through retail boutiques in North America, located in major cities such as Los Angeles, New York, Boston, Vancouver, and Toronto. Additionally, the companies have wholesale, corporate sales, licensing and e-commerce; selling a range of high-end domestic and imported sweets, from gummies and caramel to chocolates and fruit. Sugarfina IP LLC holds the companies intellectual property assets.

Holdings is 100% owned by Bristol Luxury Group LLC.

Acquisition of Business Assets

Holdings commenced operations on November 1, 2019, after acquiring certain assets and assuming certain liabilities from Sugarfina, Inc. under terms of an asset purchase agreement (the “Acquisition”). Consideration totaling $15,125,000 was provided for the business acquisition, which included cash and a 20% membership interest in the Successor.

Acquisition of Business Assets

The allocation of the purchase price and the estimated fair values of the assets acquired and liabilities assumed in the Acquisition are as follows:

Cash and restricted cash	$228,025
Accounts receivable	2,480,235
Inventory	12,259,063
Prepaid expenses and deposits	676,770
Property and equipment	702,319
Intangible assets	550,456
Customer deposits	(661,018)
Cure costs	(600,000)
Other payables	(381,953)
Equipment notes payable	(128,897)

$15,125,000

In connection with the transaction, Holdings incurred professional fees of approximately $785,000, which is included in selling, general and administrative in the accompanying statement of operations.

Subsequent to year-end, the majority-member acquired the 20% minority interest of Holdings from Sugarfina, Inc. on June 8, 2020.

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The Successor’s consolidated financial statements include the accounts of Sugarfina Holdings LLC, Sugarfina USA LLC, Sugarfina Global Canada Ltd, and Sugarfina Global LLC (collectively, the Company). The Predecessor’s consolidated financial statements include the accounts of Sugarfina, Inc. Sugarfina International, LLC, and Sugarfina Canada, Ltd. All significant intercompany accounts and transactions have been eliminated.

Chapter 11 Proceedings

Accounting Standards Codification (ASC) 852, Reorganizations, (ASC 852) is applicable to entities operating under Chapter 11 of the Bankruptcy Code. ASC 852 generally does not affect the application of U.S. GAAP that the Successor and the Predecessor follow to prepare the consolidated financial statements, but it does require specific disclosures for transactions and events that were directly related to the Chapter 11 Proceedings and transactions and events that resulted from ongoing operations.

The Predecessor’s consolidated financial statements are prepared in accordance with the guidance in ASC 852 for the period January 1, 2019 to October 31, 2019 on the going concern basis. Revenue, expenses, realized gains and losses, and provisions for losses directly related to the Chapter 11 Proceedings were recorded in “reorganization items, net.” Reorganization items do not constitute an element of operating loss due to their nature and due to the requirement of ASC 852 that they be reported separately. In general, as debtors-in-possession under the Bankruptcy Code, the Predecessor is authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. Pursuant to first day and other motions filed with the Bankruptcy Court, the Bankruptcy Court authorized the Predecessor to conduct business activities in the ordinary course, including, among other things and subject to the terms and conditions of such orders, authorizing the Predecessor to obtain debtor-in-possession financing, pay employee wages and benefits, settle certain minimal disputes and pay vendors and suppliers in the ordinary course for all goods and services

Cash amounts provided by or used in the Chapter 11 Proceedings are separately disclosed in the statements of cash flows.

The Company selected a convenience date of after October 31, 2019 for purposes of applying the sale of the assets, as the activity between the convenience date and the effective date of the Purchase Agreement did not result in a material difference in the financial results

The Company’s consolidated financial statements and related footnotes are presented with a black line division, which delineates the lack of comparability between amounts presented after October 31, 2019, and amounts presented on or prior to October 31, 2019. The Company’s financial results for future periods following the division will be different from historical trends, and the differences may be material.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of the consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include revenue recognition, valuation of accounts receivable and inventory, accounting for business combinations, and depreciation and amortization. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable arising from normal business activities. At June 27, 2020 and December 31, 2019, the Company maintained cash with financial institutions in excess of federally insured limits. The Company places its cash with high quality financial institutions and has not experienced losses with respect to these items.

The Company extends credit to its customers and generally does not require collateral from them.

Supplier Concentrations

The Company’s operations are subject to a number of factors which are beyond the control of management, such as changes in manufacturers pricing and the continued operation of its significant manufacturers. While the Company sells a diversified product line, it remains dependent upon a limited number of suppliers. During the period January 1, 2020 to June 27, 2020 (Successor), purchases from one supplier were approximately 23% of cost of goods sold. During the period January 1, 2019 to June 29, 2019 (Predecessor), purchases from two suppliers were approximately 10% and 6% of cost of goods sold. During the year ended December 31, 2018, purchases from two suppliers were approximately 36% of cost of goods sold.

Fair Value of Financial Instruments

Fair value of cash equivalents, current accounts receivable and current accounts payable approximate the carrying amounts because of their short-term nature. The fair value of long-term debt is estimated based upon quoted market prices at the reporting date for those financial instruments.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Cash, Cash Equivalents, and Restricted Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Restricted cash is secured as collateral for certain other assets and credit cards.

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts, considering a customer’s financial condition and credit history, and current economic conditions. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable. The allowance for doubtful accounts was $0 at June 27, 2020.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is stated on the first-in, first-out (FIFO) basis.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Leasehold improvements are amortized over the shorter of their useful lives or the length of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

Intellectual Property

At June 27, 2020, capitalized intellectual property assets relate to franchise agreements acquired and application fees and are amortized using the straight-line method over their estimated lives of ten years.

Long-Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by any excess of the long-lived asset over management’s estimate of the anticipated undiscounted future net cash flows of the related long-lived asset. At June 27, 2020, management assessed that there was no impairment of its long-lived assets.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Business Combinations

Acquisitions are accounted for using the acquisition method of accounting. The purchase price of an acquisition is allocated to the assets acquired and liabilities assumed using the estimated fair values at the acquisition date. Transaction costs are expensed as incurred.

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired and identified based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Deferred Financing Costs

Costs related to obtaining debt financing are recorded as a direct reduction of the carrying value of the debt and are amortized over the term of the related debt using the interest method. When a loan is paid in full, any unamortized costs are removed from the related account and charged to operations.

Due to Related Party

The amounts due to related party are reimbursements of expenses paid on behalf of Sugarfina Holdings LLC by Bristol Luxury Group, the parent company.

Revenue Recognition

Prior to the adoption of ASC 606, in 2018 the Company recognized revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified-retrospective transition approach applied to all contracts. There were no cumulative impact adjustments made. Upon adoption of ASC 606, the Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

The Company primarily derives its revenue from sales of product at its store locations, through e-commerce, or through wholesale customers. Revenue is recorded net of estimated returns and exclude sales taxes. Retail stores record revenue at the point of sale. Online sales include shipping revenue and are recorded at the point in time they are delivered to the customer. Revenue is shown net of returns, discounts, and sales incentives given to customers. Amounts billed to customers for shipping and handling costs as incurred are included in revenue. Shipping and handling costs associated with shipments to and returns from customers are included in cost of goods sold.

The following table presents the Company’s revenue disaggregated by revenue source:

	Successor	Predecessor
	January 1,	January 1,
	2019 to	2019 to
	June 27,	June 29,
	2020	2019
Retail	$1,906,800	$9,466,818
E-commerce	3,406,901	2,895,721
Wholesale	3,469,667	4,812,011
Corporate	764,501	1,873,203
Franchise	148,726	1,017,289
	$9,696,595	$26,065,043

Franchise Revenue

The Company grants franchises to operators in exchange for initial franchise license fees, training fees, and continuing royalty payments. The payments for initial franchise license fees are generally received upon contract execution and recognized as identifiable performance obligations are met. Continuing fees, which are based upon a percentage of franchisee revenue and are not subject to any constraints, are recognized on the accrual basis as those sales occur.

Advertising

Advertising costs, which are recorded in selling, general and administrative expense, are charged to operations when incurred. The Company incurred approximately $224,599 and $1,094,029, in advertising expense for the period January 1, 2020 to June 27, 2020 (Successor) and January 1, 2019 to June 29, 2019 (Predecessor), respectively.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation

The Company (Predecessor) recognized expense for its stock-based compensation based on the fair value of the awards that are granted. The fair value of the stock options is estimated at the date of grant using the Black-Scholes option pricing model. Option pricing methods require the input of highly subjective assumptions, including the expected stock price volatility. The fair value of restricted stock is based on the Company’s recent valuation report. Measured compensation cost is recognized ratably over the vesting period of the related stock-based compensation award and is reflected in the consolidated statement of operations.

Operating Leases

For operating leases, minimum lease payments, including minimum scheduled rent increases and rent abatement, are recognized as rent expense on a straight-line basis (straight-line rent) over the applicable lease terms. Lease terms generally range from five to ten years and may provide for rent escalations and renewal options. The term used for straight-line rent is calculated initially from the date of possession of the leased premises through the expected lease termination date. Rent expense is recognized from the possession date to the store opening date. The Company records the excess of the straight-line rent over the minimum rents paid or received as a deferred lease liability.

When ceasing operations at a store or warehouse under an operating lease, where the landlord does not allow the Company to prematurely exit the lease, the Company will recognize an expense equal to the present value of the remaining lease payments to the landlord, less any projected sublease income at the cease-use date.

Income Taxes

The Successor is a limited liability company (LLC) taxed as a partnership in which all elements of income and decuctions are included in the tax returns of the members of the LLC. Therefore, no income tax provision is recorded by the Company.

The Predecessor’s income taxes are accounted for under the asset-and-liability method, as a corporation. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The realizability of deferred tax assets is assessed by management and a valuation allowance is recorded, if necessary, to reduce net deferred tax assets if it is more likely than not that all or some portion of such assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Among other things, management considers projected future taxable income and tax planning strategies in making this assessment.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accounting for uncertain income tax positions, the Company recognizes the consolidated financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. The Company is subject to potential income tax audits on open tax years by any taxing jurisdiction in which it operates. The statute of limitations for federal and state purposes is generally three and four years, respectively.

Comprehensive Loss

Total comprehensive loss is defined as all changes in equity during a period, other than those resulting from investments by and distributions to the member. Generally, for the Company, total comprehensive loss equals the net loss, plus or minus adjustments for currency translation.

While total comprehensive loss is the activity in a period and is largely driven by the net loss in that period, accumulated other comprehensive income or loss (AOCI) represents the cumulative balance of other comprehensive income as of the balance sheet date. For the Company, AOCI is primarily the cumulative balance related to the currency adjustments.

Description of Members’ Equity

Successor

The Company’s capital structure consists of 1,000 common membership units. Each unit holder holding a common unit has a right to a pro rata share of the Company’s profits and losses, receive distributions when declared ratable in proportion to units held, and to vote on matter submitted to a vote of the Company’s members, if the unit holder is also a member.

Basic earnings per member unit is computed by dividing income available to members by the weighted average number of member units outstanding for the period. Diluted earnings per member unit is computed based on net income divided by the weighted average number of member units and potential member units. The Company had no such member unit equivalents during the period ended June 27, 2020.

Predecessor

The Company has not presented predecessor earnings per share information because it is not meaningful or comparable to the required Successor EPS information, as well as the fact that Predecessor units were not publicly traded.

Foreign Currency Transactions and Translation

The functional currency of the Company’s foreign-owned subsidiary is their local currency. Assets and liabilities denominated in foreign currencies as the functional currency at the balance sheet date are translated into the Predecessor’s reporting currency of United States dollars (USD) at the exchange rates prevailing at the balance sheet date. The results of transactions in foreign currency are remeasured into the reporting currency at the average rate of exchange during the reporting period. The registered equity capital denominated in the functional currency is translated into the reporting currency of USD at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency at USD are dealt with as a separate component within equity as other comprehensive income.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02). The guidance in this ASU supersedes the leasing guidance in Leases (Topic 840). Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. During June 2020, the FASB approved a deferral of the effective date of Topic 842 until annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of the new standard on the consolidated financial statements.

NOTE 2 – Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, and ASU 2019-11 (collectively, Topic 326), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses (CECL). In April 2019, the FASB further clarified the scope of Topic 326 and addressed issues related to accrued interest receivable balances, recoveries, variable interest rates, and prepayment. The new guidance will require modified retrospective application to all outstanding instruments, with a cumulative-effect adjustment recorded to opening retained earnings as of the beginning of the first period in which the guidance becomes effective. The amendments in this update for the Company are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted in any interim period after the issuance of this update. The Company is evaluating the impact of the adoption of the new standard on its consolidated financial statement and disclosures.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated subsequent events and transactions for potential recognition or disclosure through September 9, 2020, the date the consolidated financial statements were available for issuance.

NOTE 3 – Predecessor

Prior to the bankruptcy proceedings, the Predecessor conducted normal business activities.

Reorganization items, net, for the period January 1, 2019 to June 29, 2019 are as follows:

Professional expenses incurred prior to bankruptcy	$220,018
$220,018

NOTE 4 – Inventory

Inventory consists of the following:

Successor June 27, 2020
Raw materials	$1,485,527
Finished goods	1,857,397
Supplies and other inventory	4,360,703
7,703,626
Valuation reserve to net realizable value	(410,684)
$7,292,942

NOTE 5 – Property and Equipment

Property and equipment consists of the following:

Successor June 27, 2020
Equipment	$274,779
Furniture and fixtures	443,763
Leasehold improvements	-
Software	-
718,542
Accumulated depreciation	(168,641)
549,901
Construction in progress	-
$549,901

NOTE 6 – Equipment Notes Payable

Equipment notes payable consist of notes, secured by equipment, with monthly payments and interest through June 2021.

Future maturities of the equipment notes are as follows:

Year Ending December 31, 2019
2020	$90,572
2021	3,105

$93,677

NOTE 7 – Secured Promissory Note

Holdings has a secured promissory note payable balance to Bristol Luxury Group, LLC totaling $16,241,085 at June 27, 2020. The balance bears interest, payable monthly, at 12% and is secured by the general assets of the Company. Interest may be paid-in-kind. The balance of the promissory note is due May 2021. As of September 2020 this note has extended to May 2024.

NOTE 8 – Paycheck Protection Program Loan

On April 9, 2020, Sugarfina Holdings LLC, issued a promissory note (the “Promissory Note”) in favor of JP Morgan Chase Bank, NA (the “Lender”) that provides for a loan in the principal amount of $2 million (the “PPP Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which is administered by the United States Small Business Administration (the “SBA”). The PPP Loan is scheduled to mature two years from the date of funding of the PPP Loan (the “Maturity Date”) and accrues interest at a rate of 1.00% per annum. Payments under the PPP Loan are deferred for the first sixteen months of its term. Commencing 60 days from the funding of the PPP Loan, but not more than sixteen months from the funding of the PPP Loan, Sugarfina Holdings LLC is obligated to apply to the Lender for loan forgiveness for all or a portion of the PPP Loan. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds in accordance with the PPP, including for payroll costs and mortgage interest, rent and utility costs. If the SBA confirms full forgiveness of the unpaid balance of the PPP Loan, and reimburses the Lender for the total outstanding principal and interest due under the PPP Loan, then the loan will be deemed satisfied in full. If the SBA does not confirm full forgiveness of the PPP Loan, then the Lender will establish repayment terms of the outstanding principal and interest due under the PPP Loan. No assurance is provided that Sugarfina Holdings LLC. will obtain forgiveness of the PPP Loan in whole or in part. The Promissory Note contains customary events of default relating to, among other things, payment defaults and provisions of the Promissory Note. The Company treated the PPP Loan as debt and is included as a long-term liability on the balance sheet. Management has used the entire loan for payroll, utilities and interest; therefore, management anticipates that the loan will be substantially forgiven.

NOTE 9 – Income Taxes

There were no income taxes recognized for the period January 1, 2020 to June 27, 2020 (Successor) for Holdings as it is an LLC.

NOTE 10 – Commitments and Contingencies

Production Agreements

The Company entered into agreements with one company for the production, storage, and distribution of product in Mexico. The agreement has no minimum production requirements and has a term of three years with options to renew the agreements at the end of the original term. The agreement is set to expire in July 2021.

Operating Leases

The Company leases various office, retail and warehouse facilities and equipment under noncancelable operating leases through February 2028.

Rents charged to expense under these operating leases totaled approximately $998,725, $646,000, $5,051,000, during the periods January 1, 2020 to June 27, 2020, November 1, 2019 to December 31, 2019 (Successor), and January 1, 2019 to October 31, 2019 (Predecessor), respectively.

NOTE 10 – Commitments and Contingencies (Continued)

The Company’s future minimum lease payments required under noncancelable operating leases are as follows:

Year Ending
December 31, 2019
2020	$2,127,201
2021	1,974,482
2022	1,444,161
2023	1,106,105
2024	842,004
Thereafter	1,601,444
$9,095,397

NOTE 11– Commitments and Contingencies (Continued)

Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

NOTE 12 – Subsequent Events

As a result of the spread of the COVID-19 coronavirus, disruption and uncertainty have arisen across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers, employees, and vendors. As of the date of the issuance of these financial statements, 18 of the Company’s 21 retail locations are operating and most wholesale partners have re-opened their stores. Beginning in March, the Company took action to cut payroll and discretionary spending, as well as other non-essential items to improve liquidity and operating capital in response. The Company’s E-Commerce business and certain wholesale channels have remained open servicing customers. Throughout the pandemic, the Company continues to reduce costs and its retail operations are substantially re-opened. The potential impact to the Company’s financial condition and results of operations is uncertain.

In August 2020, Holdings received an additional $1,000,000 from its member, which was recognized as an intercompany balance and will be repaid as operations allow.

Management has evaluated subsequent events through September 10, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

PART III

INDEX TO EXHIBITS

1 Posting agreement with StartEngine Primary LLC

2.1 Certificate of Conversion and Certificate of Incorporation

2.2 Bylaws

4 Form of subscription agreement

6.1 Secured Promissory Note

6.2 Security Agreement

6.3 Employment Agreement of Scott LaPorta

6.4 Services Agreement between Sugarfina, Inc. and Loginam, LLC

7 Asset Purchase Agreement by and among Sugarfina, Inc. and its subsidiaries and Sugarfina Acquisition Corp.

8.1 Prime Trust, LLC Escrow Agreement

11 Auditor Consent

12 Validity opinion of CrowdCheck Law LLP

13.1 “Test the waters” materials (TV ads)

13.2 “Test the waters” materials

15 Draft offering statement previously submitted September 16, 2020 pursuant to Rule 252(d)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, California, on October 26, 2020.

Sugarfina Corporation

By	/s/ Scott LaPorta
Scott LaPorta, Chief Executive Officer
Sugarfina Corporation

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Scott LaPorta
Scott LaPorta, Chief Executive Officer, Chief Financial Officer and Director
Date: October 26, 2020

By	/s/ Steven Borse
Steven Borse, Controller
Date: October 26, 2020

By	/s/ Paul L. Kessler
Paul L. Kessler, Director
Date: October 26, 2020

By	/s/ Diana Derycz-Kessler
Diana Derycz-Kessler, Director
Date: October 26, 2020